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As filed with the Securities and Exchange Commission on April 16, 2013

Registration No. 333-              and Registration Nos. 333-              through 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2780 (Primary Standard Industrial Classification Code Number)	36-2704017 (I.R.S. Employer Identification Number)

and the Subsidiary Guarantors listed on Schedule A hereto
(Exact name of registrants as specified in their charters)

Kemper Lakes Business Center
Four Corporate Drive
Lake Zurich, Illinois 60047
(847) 541-9500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Pamela R. Schneider, Esq.
Senior Vice President, General Counsel and Secretary
ACCO Brands Corporation
Kemper Lakes Business Center
Four Corporate Drive
Lake Zurich, Illinois 60047
(847) 541-9500
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
John T. Blatchford, Esq.
Christopher G. Barrett, Esq.
William K. Hadler, Esq.
Vedder Price P.C.
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601
(312) 609-7500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6.75% Senior Notes due 2020	$500,000,000	100%	$500,000,000	$68,200(1)

Guarantees of 6.75% Senior Notes due 2020	—	—	—	(2)

(1)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended. The proposed maximum offering price is estimated solely for purpose of calculating the registration fee.

(2)
Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the guarantees.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A—Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
ACCO Brands USA LLC	Delaware	13-2657051
General Binding LLC	Delaware	36-0887470
ACCO International Holdings, Inc.	Delaware	84-1688750
GBC International, Inc.	Nevada	36-3061171
ACCO Europe Finance Holdings, LLC	Delaware	84-1688754

*
The address of each of the subsidiary guarantors is Kemper Lakes Business Center, Four Corporate Drive, Lake Zurich, Illinois 60047 and the telephone number of each of the subsidiary guarantors is (847) 541-9500.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 16, 2013

Preliminary Prospectus

ACCO Brands Corporation
Offer to exchange 6.75% Senior Notes due 2020, which have
been registered under the Securities Act of 1933, for any and all of its outstanding 6.75% Senior Notes due 2020
The exchange offer and withdrawal rights will expire at 5:00 p.m.,
New York City time, on                  , 2013, unless extended.

         We are offering to exchange up to $500,000,000 aggregate principal amount of our new 6.75% Senior Notes due 2020, which have been registered under the Securities Act of 1933 and are referred to in this prospectus as the "new notes," for any and all of our outstanding unregistered 6.75% Senior Notes due 2020, which are referred to in this prospectus as the "old notes." The old notes were issued in a transaction not requiring registration under the Securities Act of 1933. We are offering you new notes, with terms substantially identical to those of the old notes, in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The new notes and the old notes are collectively referred to in this prospectus as the "notes."

         See "Risk Factors" starting on page 7 of this prospectus for a discussion of risks associated with investing in the new notes and with the exchange of old notes for the new notes offered hereby.

         We will exchange new notes for all old notes that are validly tendered and not validly withdrawn before expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in "The Exchange Offer—Procedures for Tendering." If you fail to tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

         The terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. See "Description of New Notes" for more details on the terms of the new notes. We will not receive any proceeds from the exchange offer.

         There is no established trading market for the new notes or the old notes. The exchange of old notes for new notes (with substantially identical terms as the old notes for which they are exchanged) in the exchange offer will not be a material modification of the terms of the notes and thus will not constitute a taxable event for United States federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences." All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. We are not asking you for a proxy, and you are requested not to send us a proxy.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The date of this prospectus is                    , 2013

i

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the new notes offered hereby. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement, as amended, or the exhibits and schedules filed therewith. For further information with respect to us and the new notes offered hereby, please see the registration statement, as amended, and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement, as amended, and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, and a copy of the registration statement and all exhibits thereto may be accessed from that website. The address of the website is www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and, in accordance therewith, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.accobrands.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web address does not constitute incorporation by reference of the information contained at such site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012.

  •
  our Current Reports on Form 8-K filed on January 14, 2013 (except with respect to information furnished under Item 2.02 therein), February 26, 2013, March 25, 2013 and April 16, 2013.

        We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and until the exchange offer is completed or otherwise terminated. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed or furnished in the future, that are not deemed "filed" with the SEC, including without limitation information furnished pursuant to Items 2.02 or 7.01 of Form 8-K and related exhibits furnished pursuant to Item 9.01 of Form 8-K.

        We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered therewith. Requests for such copies should be directed to:

ACCO Brands Corporation
Kemper Lakes Business Center
Four Corporate Drive
Lake Zurich, Illinois 60047
Tel: (847) 541-9500
Investor Relations Department

        These documents may also be accessed through our website at www.accobrands.com or as described under the heading "Where You Can Find More Information" in this prospectus. The information contained in, or that can be accessed through, our website is not a part of this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus. To obtain timely delivery of any copies of filings requested, please write or telephone no later than                    , 2013, five business days prior to the scheduled expiration of the exchange offer.

        This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

 MARKET AND INDUSTRY DATA AND FORECASTS

        Any market or industry data and statistical information contained in this prospectus and in the information incorporated by reference herein are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on good-faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are credible, we have not independently verified the data and information obtained from these sources. Accordingly, investors should not place undue reliance on such data and information.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus are known as "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward looking statements, including, among other things:

  •
  the concentration of our business with a relatively limited number of customers, and the impact of a loss or bankruptcy of a major customer or a substantial reduction in orders from a major customer;

  •
  the further consolidation of the office products industry and further consolidation of our customers;

  •
  decisions made by our large and sophisticated customers, including decisions to expand the sourcing of their own private label products;

  •
  decisions by our competitors, including taking advantage of low entry barriers to expand their introduction and production of competing products;

  •
  decisions made by end-users of our products, such as whether to purchase substitute or alternative products, including electronic versions of our time management and planning products;

  •
  commercial and consumer spending decisions during periods of economic uncertainty;

  •
  the continued integration of the Consumer and Office Products business ("Mead C&OP") of MeadWestvaco Corporation with our business, operations and culture, and the ability to realize cost synergies and other potential benefits of the merger within the time frame currently contemplated;

  •
  our ability to successfully expand our business in developing and emerging markets;

  •
  litigation or legal proceedings other than claims, lawsuits and actions incidental to our business;

  •
  the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries;

  •
  the development, introduction and acceptance of new products in the office and school products markets, and the decline in the use of paper-based dated time management and productivity tools;

  •
  material disruptions at one of our or our suppliers' major manufacturing or distribution facilities;

  •
  the risks associated with seasonality;

  •
  foreign currency and interest rate fluctuations;

  •
  our ability to secure, protect and maintain rights to intellectual property;

  •
  retention of key employees;

  •
  risks associated with our substantial indebtedness; and

  •
  other risks and uncertainties described under "Risk Factors" in this prospectus.

        Undue reliance should not be placed on forward-looking statements, which are based on the information currently available to us and speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CERTAIN TERMS USED IN THIS PROSPECTUS

        In this prospectus, unless the context otherwise requires:

  •
  "ACCO Brands," "we," "us," "our," "the Company" and other similar terms refer to ACCO Brands Corporation, a Delaware corporation, and its consolidated subsidiaries;

  •
  "notes" refers to the "new notes" and the "old notes," unless the context otherwise requires;

  •
  "new notes" refers to the $500,000,000 aggregate principal amount of our new 6.75% Senior Notes due 2020, which have been registered under the Securities Act and are being offered in exchange for any and all of our outstanding old notes; and

  •
  "old notes" refers to our outstanding $500,000,000 aggregate principal amount of unregistered 6.75% Senior Notes due 2020, originally issued in a transaction not requiring registration under the Securities Act.

        In addition, unless the context otherwise requires, all references to the issuer of the old notes means ACCO Brands, originally as co-issuer of the old notes with its wholly owned subsidiary, Mead Products LLC, and subsequently as successor-by-merger to Mead Products LLC.

v

PROSPECTUS SUMMARY

        This summary highlights important information about our business and about the exchange offer. It does not include all information you should consider before investing in the notes. For a more complete understanding of the company and the notes, we urge you to carefully read this prospectus and the information incorporated by reference herein in its entirety, including the sections entitled "Risk Factors," "Forward-Looking Statements," "Where You Can Find Additional Information" and "Incorporation of Certain Documents by Reference" and our financial statements and the related notes.

Overview

        ACCO Brands is one of the world's largest suppliers of branded school and office products (excluding furniture, computers, printers and bulk paper). Approximately 80% of our net sales come from brands that occupy the number one or number two positions in the select markets in which we compete. We sell our products through many channels that include the office products resale industry as well as through mass retail distribution and e-tailers. We design, develop, manufacture and market a wide variety of traditional and computer-related office products, school supplies and paper-based time management products. Through a focus on research, marketing and innovation, we seek to develop new products that meet the needs of our consumers and commercial end-users, and support our brands. We compete through a balance of product innovation, category management, a low-cost operating model and an efficient supply chain. We sell our products primarily to markets located in the United States, Northern Europe, Canada, Australia, Brazil and Mexico.

        Our office, school and calendar product lines use name brands such as AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. Our products and brands are not confined to one channel or product category and are designed based on end-user preference in each geographic location.

        The majority of our office products, such as stapling, binding and laminating equipment and related consumable supplies, shredders and whiteboards, are used by businesses. Most of these business end-users purchase their products from our customers, which include commercial contract stationers, retail superstores, mass merchandisers, wholesalers, resellers, mail order and internet catalogs, club stores and dealers. We also supply some of our products directly to large commercial and industrial end-users. Historically, we have targeted the premium end of the product categories in which we compete. However, we also supply private label products for our customers and provide business machine maintenance and certain repair services.

        Our school products include notebooks, folders, decorative calendars, and stationery products. We distribute our school products primarily through traditional and online retail mass market, grocery, drug and office superstore channels. We also supply private label products within the school products sector. Our calendar products are sold throughout all channels where we sell office or school products, and we also sell direct to consumers.

        Our computer products group designs, distributes, markets and sells accessories for laptop and desktop computers, tablets and smartphones. These accessories primarily include security products, iPad® covers and keypads, smartphone accessories, power adapters, input devices such as mice, laptop computer carrying cases, hubs, and docking stations and ergonomic devices. We sell these products mostly under the Kensington®, Microsaver® and ClickSafe® brand names. All of our computer products are manufactured by third-party suppliers, principally in Asia, and are stored in and distributed from our regional facilities. Our computer products are sold primarily to consumer electronics online retailers, information technology value-added resellers, original equipment manufacturers and office products retailers.

        We believe our leading product positions provide the scale to enable us to invest in product innovation and drive growth across our product categories. In addition, the expertise we use to satisfy the exacting technical specifications of our more demanding commercial customers is in many instances the basis for expanding our innovations to consumer products. We plan to grow via a strategy of organic growth supplemented by acquisitions that can leverage our existing business.

        We utilize a combination of manufacturing and third-party sourcing to procure our products, depending on transportation costs, service needs and direct labor costs associated with each product. We currently manufacture approximately half of our products, and specify and source approximately half of our products, mainly from Asia.

        Our priority for free cash flow over the near term is to fund the reduction of debt, invest in working capital to support organic growth and to invest in new products through both organic development and acquisitions.

Mead C&OP Acquisition

        On May 1, 2012, the Company completed a series of transactions pursuant to which the Consumer and Office Products business ("Mead C&OP") of MeadWestvaco Corporation ("MWV") was acquired by Mead Products LLC ("Mead Products"), a wholly-owned subsidiary of the Company (the "Merger"). In the Merger, MWV shareholders received 57.1 million shares of the Company's common stock, or 50.5% of the combined company.

        To effect the Merger, MWV established a subsidiary, Monaco SpinCo Inc. ("Spinco"), to which it conveyed Mead C&OP in return for a $460 million payment. The shares of Spinco were then distributed to MWV's shareholders as a dividend. Immediately after this spin-off and distribution, a subsidiary of the Company merged with and into Spinco, and MWV shareholders effectively received in the stock dividend and subsequent conversion approximately one share of Company common stock for every three shares of MWV they held. The subsidiary company subsequently merged with Mead Products, the surviving legal entity and wholly-owned subsidiary of the Company.

        On May 1, 2012, Spinco completed the sale of $500 million aggregate principal amount of old notes, which were issued pursuant to an indenture dated as of April 30, 2012 (the "Original Indenture"), among Spinco, as issuer, the initial guarantor named therein (the "Initial Guarantor") and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Following completion of the Merger and as contemplated by the Original Indenture, the old notes became the obligation of Mead Products, the Company became a co-issuer of old notes, and certain subsidiaries of the Company became guarantors of the old notes (with the Initial Guarantor, the "Guarantors") pursuant to a First Supplemental Indenture, dated as of May 1, 2012, among the Company, Spinco, the Guarantors and the Trustee (the "First Supplement"), and a Second Supplemental Indenture, dated as of May 1, 2012, among the Company, Mead Products, the Guarantors and the Trustee (the "Second Supplement," and together with the First Supplement and the Original Indenture, the "Indenture"). Effective March 31, 2013, Mead Products was merged with and into the Company, with the Company continuing as the surviving entity and as sole issuer of the old notes.

Additional Information

        We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at Kemper Lakes Business Center, Four Corporate Drive, Lake Zurich, Illinois 60047, and our telephone number at that address is (847) 541-9500. Our Internet address is www.accobrands.com. The contents of our website are not a part of this prospectus.

 The Exchange Offer

        On May 1, 2012, we completed the private offering of $500 million aggregate principal amount of our 6.75% Senior Notes due 2020. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes. Below is a summary of the exchange offer.

Old Notes	$500,000,000 aggregate principal amount of 6.75% Senior Notes due 2020.
New Notes

Up to $500,000,000 aggregate principal amount of 6.75% Senior Notes due 2020, the issuance of which has been registered under the Securities Act. The terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Terms of the Offer

We are offering to exchange a like amount of new notes for our old notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, there are $500 million aggregate principal amount of our old notes outstanding. We will issue new notes promptly after the expiration of the exchange offer.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless extended.
Procedures for Tendering

To tender old notes, you must either transmit an agent's message in accordance with applicable book-entry procedures or deliver a properly completed and duly executed letter of transmittal and other required documents, in either case before expiration of the exchange offer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See "The Exchange Offer—Procedures for Tendering."

Questions regarding how to tender old notes and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent."
Acceptance of Old Notes for Exchange; Issuance of New Notes

Subject to the conditions stated in "The Exchange Offer—Conditions to the Exchange Offer," we will accept for exchange any and all old notes which are properly tendered in the exchange offer before the expiration time. The new notes will be delivered promptly after the expiration time.

Withdrawal Rights	You may withdraw your tender of old notes at any time before the expiration time.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. See "The Exchange Offer—Conditions to the Exchange Offer" for more information.
Resales of New Notes

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the new notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes;
• you are not an "affiliate" of ours; and
• you are not a broker-dealer that acquired any of its old notes directly from us.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your old notes in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your old notes unless such sale is made pursuant to an exemption from such requirements.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the new notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. See "The Exchange Offer—Resales of New Notes."

Exchange Agent

Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading "The Exchange Offer—Exchange Agent."

Use of Proceeds

We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds" and "The Exchange Offer—Fees and Expenses."

Certain U.S. Federal Income Tax Considerations

        The exchange of old notes for new notes (with terms substantially identical to the terms of old notes for which they are exchanged) pursuant to the exchange offer will not be a material modification of the terms of the notes and thus will not constitute a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences."

Risk Factors

        You should carefully consider the matters set forth under "Risk Factors" before you decide to tender your old notes pursuant to the exchange offer.

The New Notes

Issuer	ACCO Brands Corporation.
Notes Offered	Up to $500,000,000 aggregate principal amount of 6.75% Senior Notes due 2020.
Maturity Date	April 30, 2020.
Interest

The new notes will bear interest from the date interest was most recently paid on the old notes. Interest will accrue at a rate of 6.75% per annum and will be payable semi-annually in arrears on April 30 and October 30. If your old notes are accepted for exchange, then you will receive interest on the new notes and not on the old notes.

Guarantees

The obligations under the new notes will be fully and unconditionally guaranteed, jointly and severally, by each of ACCO Brands' current and future domestic subsidiaries, other than certain excluded subsidiaries. See "Description of New Notes—Guarantees." The guarantees will be the senior unsecured obligations of the guarantors.

Ranking

The new notes and the related guarantees will rank equally in right of payment with all of the existing and future senior debt of ACCO Brands and the guarantors, senior in right of payment to all of the existing and future subordinated debt of ACCO Brands and the guarantors, and effectively subordinated to all of the existing and future secured indebtedness of ACCO Brands and the guarantors to the extent of the value of the assets securing such indebtedness.

The new notes and the guarantees will be structurally subordinated to all existing and future liabilities, including trade payables, of each of ACCO Brands and its subsidiaries that do not guarantee the notes. As of December 31, 2012, these non-guarantor subsidiaries generated approximately 45% of our consolidated net sales to non-affiliates, held approximately 43% of our consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness).

As of December 31, 2012, we and our subsidiaries had $1,072.1 million of indebtedness outstanding (of which $572.1 million is secured) and an additional $238.5 million would have been available for borrowing under our revolving secured credit facility.

Optional Redemption

On or after April 30, 2017, we may redeem all or part of the new notes at any time at the redemption prices described under "Description of New Notes—Optional Redemption," plus accrued and unpaid interest and additional interest, if any, to the date of redemption.

Change of Control Offer	If we experience certain kinds of changes of control, we must offer to purchase the new notes at 101% of their principal amount, plus accrued and unpaid interest (if any).
Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• pay dividends on our capital stock or repurchase our capital stock;
• enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us;
• enter into certain transactions with affiliates;
• make investments;
• create liens; and
• sell certain assets or merge with or into other companies.

Certain of these covenants will be subject to suspension when and if the new notes are rated at least "BBB-" by Standard & Poor's or at least "Baa3" by Moody's. See "Description of New Notes—Certain Covenants—Covenant Suspension."

Each of the covenants is subject to a number of important exceptions and qualifications. See "Description of New Notes—Certain Covenants."
No Established Trading Market

The new notes are a new issue of securities with no established trading market. The new notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the new notes will develop. If an active or liquid trading market for the new notes does not develop, the market price and liquidity of the new notes may be adversely affected.

Form and Denominations	The new notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be in book-entry form only.

RISK FACTORS

        You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus, before exchanging your old notes for new notes pursuant to this prospectus. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Business

         Our business depends on a limited number of large and sophisticated customers, and a substantial reduction in sales to one or more of these customers could significantly impact our operating results.

        The office products industry is characterized by a small number of major customers, principally office products superstores (which combine contract stationers, retail and mail order), office products resellers and mass merchandisers. A relatively limited number of customers account for a large percentage of our total net sales. Our top ten customers accounted for 53% of our net sales for the fiscal year ended December 31, 2012. Sales to Staples, our largest customer, during the same period amounted to approximately 13% of our 2012 net sales. Giving effect to the recently announced merger agreement entered into between Office Depot and Office Max, as if the contemplated merger had occurred on January 1, 2012, our sales to the combined companies and their subsidiaries would have represented approximately 15% of our 2012 net sales. Our large customers have the ability to obtain favorable terms, to directly source their own private label products and to create and support new and competing suppliers. The loss of, or a significant reduction in, business from one or more of our major customers could have a material adverse effect on our business, financial condition and results of operations.

         Our customers may further consolidate, which could adversely impact our margins and sales.

        Our customers have steadily consolidated over the last two decades. Recently, two of our large customers, Office Depot and Office Max, announced that they had entered into a merger agreement. While management currently expects the effects on our business of the proposed merger, if consummated, would be realized primarily in the retail channel, which only represents approximately one-third of our business with these customers, there can be no assurance that the combination of these two large customers will not adversely affect our business and results of operations. Further, if this trend continues, it is likely to result in further pricing pressures on us that could result in reduced margin and sales. Further, there can be no assurance that following consolidation large customers will continue to buy from us across different product segments or geographic regions, or at the same levels as prior to consolidation, which could negatively impact our financial results.

         Challenges related to the highly competitive business segments in which we operate could have a negative effect on our ongoing operations, revenues, results, cash flows or financial position.

        We operate in highly competitive business segments that face a number of challenges, including competitors with strong brands or brand recognition, significant private label producers, imports from a range of countries, low entry barriers, sophisticated and large buyers of office products, and potential substitution from a range of products and services including electronic, digital or web-based products that can replicate or render obsolete or less desirable some of the products we sell. In particular, our business is likely to be affected by: (1) the decisions and actions of our major customers, including their decisions on whether to increase their purchases of private label products; (2) decisions of current and potential suppliers of competing products on whether to take advantage of low entry barriers to expand their production; and (3) the decisions of end-users of our products to expand their use of substitute products and, in particular, to shift their use of time management and planning products toward electronic and other substitutes. In addition, our competitive position depends on continued investment in innovation and product development, manufacturing and sourcing, quality standards, marketing and customer service and support. Our success will depend in part on our ability to anticipate and offer products that appeal to the changing needs and preferences of our customers in a market where many of our product categories are affected by continuing improvements in technology and shortened product lifecycles. We may not have sufficient resources to make the investments that may be necessary to anticipate or react to those changing needs, and we may not identify, develop and market products successfully or otherwise be successful in maintaining our competitive position.

         Sales of our products may be adversely affected by issues that affect business, commercial and consumer spending decisions during periods of economic uncertainty or weakness.

        Sales of our products can be very sensitive to uncertain U.S. and global economic conditions, particularly in categories where we compete against private label, other branded and/or generic products that are competitive on price, quality, service or other grounds. In periods of economic uncertainty or weakness, the demand for our products may decrease, as businesses and consumers may seek or be forced to purchase more lower cost, private label or other economy brands, may more readily switch to electronic, digital or web-based products serving similar functions, or may forgo certain purchases altogether. As a result, adverse changes in U.S. or global economic conditions or sustained periods of economic uncertainty or weakness could negatively affect our earnings and could have a material adverse effect on our business, results of operations, cash flows and financial position.

         If the operating results for Mead C&OP following the Merger are poor, or if we fail to realize anticipated cost synergies and growth opportunities, we may not achieve the financial results that we expect as a result of the Merger.

        We believe that we will derive a significant portion of our future revenues and earnings per share from the operations of Mead C&OP. Therefore, any negative impact on those business operations could harm our operating results. Some of the significant factors that could harm the operations of Mead C&OP, and therefore harm our operating results, include increases in the prices of raw materials, competitive pressure from existing or new companies, increased use of direct shipment sourcing by our customers, a decline in the markets served by Mead C&OP and general economic conditions.

        Among the factors considered in connection with our acquisition of Mead C&OP were the opportunities for cost synergies, growth opportunities and other financial and operating benefits. Our ability to fully realize these cost synergies, growth opportunities and other financial and operating benefits, and the timing of this realization, depends on the successful integration of Mead C&OP. We cannot predict with certainty if or when these cost synergies, growth opportunities and benefits may occur, or the extent to which they actually will be achieved. For example, the benefits from the Merger may be offset by significant costs that may be incurred in integrating Mead C&OP. Realization of any benefits and cost synergies could be adversely affected by difficulties in integrating the businesses, as described below, and a number of factors beyond our control, including, without limitation, deteriorating or anemic economic conditions, increased operating costs, increased competition and regulatory developments.

         Our continued integration of Mead C&OP may present significant challenges, and we may be unable to quickly and effectively integrate Mead C&OP with our historical operations.

        We continue to integrate and coordinate key elements of Mead C&OP with our historical operations; however, given the size and significance of the acquisition, we may encounter significant difficulties during the process of fully integrating Mead C&OP. These difficulties include:

  •
  the integration of Mead C&OP while carrying on our ongoing operations;

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  the need to coordinate geographically separate organizations;

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  challenges involving combining different corporate cultures;

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  challenges and costs associated with integrating the information technology systems of Mead C&OP with ours, which presently are run under different operating software systems; and

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  potential difficulties in retaining key officers and personnel.

        The process of continuing to integrate operations could cause an interruption of, or loss of momentum in, the activities of one or more of our businesses. Members of our senior management may need to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our business, service existing customers, attract new customers and develop new products or strategies. If our senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

        Difficulties in the integration and transition associated with Mead C&OP, including those relating to changes to or implementation of critical information technology systems, together with our increased size and global presence, could also adversely affect our internal control over financial reporting, our disclosure controls and our ability to effectively and timely report our financial results. Our acquisition of Mead C&OP may require significant modifications to our internal control systems, processes and information systems, both on a transition basis and over the longer-term as we fully integrate Mead C&OP. Since the acquisition of Mead C&OP occurred in the second quarter of 2012, the scope of our assessment of the effectiveness of internal control over financial reporting contained in this report does not include Mead C&OP. If we were to be unable to accurately report our financial results in a timely manner or unable to assert that our internal controls over financial reporting or our disclosure controls are effective, our business, results of operations and financial condition and the market perception thereof could be materially adversely affected.

        If we fail to integrate our operations quickly and effectively, there could be uncertainty in the marketplace or concerns among our customers regarding the impact of the acquisition of Mead C&OP, which could materially adversely affect our businesses, financial condition and results of operations.

         Our growth strategy includes increased concentration in our emerging market geographies, which could create greater exposure to unstable political conditions, civil unrest or economic volatility.

        With the acquisition of Mead C&OP more of the Company's sales are derived from emerging markets such as Brazil, Mexico and Chile. The profitable growth of our business in developing and emerging markets is key to our long term growth strategy. If we are unable to successfully expand our businesses in developing and emerging markets, or achieve the return on capital we expect as a result of our investments, our financial performance could be adversely affected.

        Factors that could adversely affect our business results in these developing and emerging markets include: regulations on the transfer of funds to and from foreign countries, which, from time to time, result in significant cash balances in foreign countries, and limitations on the repatriation of funds; currency hyperinflation or devaluation; the lack of well-established or reliable legal systems; and

increased costs of business due to compliance with complex foreign and United States laws and regulations that apply to our international operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, and adverse consequences, such as the assessment of fines or penalties, for failing to comply with these laws and regulations. In addition, disruption in these markets due to political instability or civil unrest could result in a decline in consumer purchasing power, thereby reducing demand for our products.

         Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

        In connection with our May 1, 2012 acquisition of Mead C&OP, we assumed all of the tax liabilities for the acquired foreign operations. In December of 2012, the Federal Revenue Department of the Ministry of Finance of Brazil ("FRD") issued a tax assessment against our newly acquired indirect subsidiary, Tilibra Produtos de Papelaria Ltda. ("Tilibra"), which challenged the goodwill recorded in connection with the 2004 acquisition of Tilibra. This assessment denied the deductibility of that goodwill from Tilibra's taxable income for the year 2007. The assessment seeks payment of approximately R$26.9 million ($13.2 million based on current exchange rates) of tax, penalties and interest.

        In January of 2013, Tilibra filed a protest disputing the tax assessment at the first administrative level of appeal within the FRD. We believe that we have meritorious defenses and intend to vigorously contest this matter, however, there can be no assurances that we will ultimately prevail. We are in the early stages of the process to challenge the FRD's tax assessment, and the ultimate outcome will not be determined until the Brazilian tax appeal process is complete, which is expected to take many years. In addition, Tilibra's 2008-2012 tax years remain open and subject to audit, and there can be no assurances that we will not receive additional tax assessments regarding the goodwill deducted for the Tilibra acquisition for one or more of these years, which could increase the Company's exposure to a total of approximately $44.5 million (based on current exchange rates), including interest and penalties which have accumulated to date. If the FRD's initial position is ultimately sustained, the amount assessed would adversely affect our reported cash flow in the year of settlement.

        Because there is no settled legal precedent on which to base a definitive opinion as to whether we will ultimately prevail, the Company considers the outcome of this dispute to be uncertain. Since it is not more likely than not that we will prevail, in the fourth quarter of 2012, we recorded a reserve in the amount of $44.5 million in consideration of this matter. In addition, the Company will continue to accrue interest related to this matter until such time as the outcome is known or until evidence is presented that we are more likely than not to prevail.

        There are various other claims, lawsuits and pending actions against us incidental to our operations. It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on our consolidated financial position, results of operations or cash flows. However, we can make no assurances that we will ultimately be successful in our defense of any of these matters.

         Risks associated with outsourcing the production of certain of our products could materially and adversely affect our business, financial condition and results of operations.

        We outsource certain manufacturing functions to suppliers in China and other Asia-Pacific countries. All of our suppliers must comply with our design and product content specifications, applicable laws, including product safety, security, labor and environmental laws, and otherwise be certified as meeting our and our customers' supplier codes of conduct. Outsourcing generates a number of risks, including decreased control over the manufacturing process potentially leading to production delays or interruptions, inferior product quality control and misappropriation of trade secrets. In addition, performance problems by these suppliers could result in cost overruns, delayed deliveries, shortages, quality and compliance issues or other problems, which could materially and adversely affect our business, financial condition and results of operations.

        If one or more of these suppliers becomes insolvent or unable or unwilling to continue to provide products of acceptable quality, at acceptable costs or in a timely manner, our ability to deliver our products to our customers could be severely impaired. In addition, as we expect our suppliers to comply with and be responsive to our security audits and conform to our and our customers' expectations with respect to product quality and social responsibility, any failure to do so may result in our having to cease contracting with such supplier or cease production at a particular facility. Any need to identify and qualify substitute suppliers or facilities or increase our internal capacity could result in unforeseen operational problems and additional costs. Substitute suppliers might not be available or, if available, might be unwilling or unable to offer products on acceptable terms. Moreover, if customer demand for our products increases, we may be unable to secure sufficient additional capacity from our current suppliers, or others, on commercially reasonable terms, if at all.

        Some of our suppliers are dependent upon other industries for raw materials and other products and services necessary to produce and provide the products they supply to us. Any adverse impacts to those industries could have a ripple effect on these suppliers, which could adversely impact their ability to supply us at levels we consider necessary or appropriate for our business, or at all. Any such disruptions could negatively impact our ability to deliver products and services to our customers, which in turn could have an adverse impact on our business, operating results, financial condition or cash flow.

         Decline in the use of paper-based dated time management and productivity tools could adversely affect our business.

        A number of our products and brands consist of paper-based time management and productivity tools, that historically have tended to be higher-margin products. However, consumer preference for technology-based solutions for time management and planning continues to grow worldwide. Many consumers use or have access to electronic tools that may serve as substitutes for traditional paper-based time management and productivity tools. Accordingly, the continued introduction of new digital software applications and web-based services by companies offering time management and productivity solutions could adversely impact the revenue and profitability of our largely paper-based portfolio of time management products.

         Material disruptions at one of our or our suppliers' major manufacturing or distribution facilities could negatively impact our financial results.

        A material operational disruption in one of our or any our supplier's major facilities could negatively impact production, customer deliveries and our financial results. Such a disruption could occur as a result of any number of events including but not limited to a major equipment failure, labor stoppages, transportation failures affecting the supply and shipment of materials and finished goods, severe weather conditions, natural disasters, civil unrest, war or terrorism and disruptions in utility services.

         We rely extensively on information technology systems to operate, transact and otherwise manage our business. Any material failure, inadequacy, interruption or security failure of that technology or its infrastructure could harm our ability to effectively operate our business.

        We rely extensively on our information technology systems, most of which are managed by third-party service providers, across our operations. Our ability to effectively manage our business and execute the production, distribution and sale of our products as well as our ability to manage and report our financial results and run other support functions depends significantly on the reliability and capacity of these systems and our third-party service providers. The failure of these systems to operate effectively, problems with transitioning to upgraded or replacement systems, or a breach in the security of these systems could disrupt service to our customers and adversely affect our business, financial results of operations and financial condition.

         Our business is subject to risks associated with seasonality, which could adversely affect our cash flow, financial condition or results of operations.

        Historically, our business, as it concerns both historical sales and profit, experiences higher sales volume in the third and fourth quarters of the calendar year, and with our acquisition of Mead C&OP, this seasonality is expected to continue. Two principal factors have contributed to this seasonality: the office products industry's customers and our product line. We are major suppliers of products related to the "back-to-school" season, which occurs principally from June through September for our North American business, from November through January for our Australian business, and predominantly from October through December for our Brazilian business. Our product line also includes a number of products that lend themselves to calendar year-end purchase timing. As a result, we historically have generated, and expect to continue to generate, most of our earnings in the second half of the year and much of our cash flow in the first quarter as receivables are collected. If these typical seasonal increases in sales of certain portions of our product line do not materialize, it may have an outsized impact on our business, which could result in a material adverse effect on our financial condition and results of operations.

         Risks associated with currency volatility could harm our sales, profitability and cash flows.

        Approximately 45% of our net sales for the fiscal year ended December 31, 2012 were from foreign sales. The acquisition of Mead C&OP significantly increased our sales in Brazil and Canada. While the recent relative volatility of the U.S. dollar to other currencies has impacted our businesses' sales, profitability and cash flows as the results of non-U.S. operations are reported in U.S. dollars, we cannot predict the rate at which the U.S. dollar will trade against other currencies in the future. If the U.S. dollar were to substantially strengthen, making the dollar significantly more valuable relative to other currencies in the global market, such an increase could harm our ability to compete or competitively price in those markets, and therefore, materially and adversely affect our financial condition and our results of operations. Approximately half of the products we sell are sourced from China and other Asia-Pacific countries and are paid for in U.S. dollars. Thus, movements in the value of local currency relative to the U.S. dollar in countries where we source our products have the same impacts as raw material price changes in addition to the currency translation impact noted above.

         The raw materials and labor costs we incur are subject to price increases that could adversely affect our profitability.

        The primary materials used in the manufacturing of many of our products are resin, plastics, polyester and polypropylene substrates, paper, steel, wood, aluminum, melamine, zinc and cork. In general, our gross profit may be affected from time to time by fluctuations in the prices of these materials because our customers require advance notice and negotiation to pass through raw material price increases, giving rise to a delay before cost increases can be passed to our customers. We attempt to reduce our exposure to increases in these costs through a variety of measures, including periodic purchases, future delivery contracts and longer-term price contracts together with holding our own inventory; however, these measures may not always be effective. Inflationary and other increases in costs of materials and labor have occurred in the past and may recur, and raw materials may not continue to be available in adequate supply in the future. Shortages in the supply of any of the raw materials we use in our products and other factors, such as inflation, could result in price increases that could have a material adverse effect on our financial condition or results of operations.

         Our pension costs could substantially increase as a result of volatility in the equity markets or interest rates.

        The difference between plan obligations and assets, or the funded status of our defined benefit pension plans, is a significant factor in determining the net periodic benefit costs of our pension plans and the ongoing funding requirements of those plans. Changes in interest rates and the market value of plan assets impact the funded status of these plans and cause volatility in the net periodic benefit cost and future funding requirements of these plans. ACCO Brands' cash contributions to pension and defined benefit plans totaled $19.2 million in 2012; however the exact amount of cash contributions made to pension plans in any year is dependent upon a number of factors, including the investment returns on pension plan assets. A significant increase in our pension funding requirements could have a negative impact on our cash flow and financial condition. In addition the acquisition of Mead C&OP increased our pension and post-retirement obligations in the U.S. and Canada, which may cause further increases in our pension retirement funding.

         Impairment charges could have a material adverse effect on our financial results.

        We have recorded significant amounts of goodwill and other intangible assets, which increased substantially as a results of our acquisition of Mead C&OP. In prior years, we have recorded significant goodwill and other asset impairment charges that adversely affected our financial results. Future events may occur that may also adversely affect the reported value of our assets and require impairment charges, which could further adversely affect our financial results. Such events may include, but are not limited to, a sustained decline in our stock price, strategic decisions made in response to changes in economic and competitive conditions, the impact of the economic environment on our customer base or a material adverse change in our relationship with significant customers.

         We are subject to supplier credit and order fulfillment risk.

        We purchase products for resale under credit arrangements with our suppliers. In weak global markets, suppliers may seek credit insurance to protect against non-payment of amounts due to them. During any period of declining operating performance, or should we experience severe liquidity challenges, suppliers may demand that we accelerate our payment for their products. Also, credit insurers may curtail or eliminate coverage to the suppliers. If suppliers begin to demand accelerated payment of amounts due to them or if they begin to require advance payments or letters of credit before goods are shipped to us, these demands could have a significant adverse impact on our operating cash flow and result in a severe drain on our liquidity.

         A bankruptcy of one or more of our major customers could have a material adverse effect on our financial condition and results of operations.

        Our concentrated customer base increases our customer credit risk. Were any of our major customers to make a bankruptcy filing, we could be adversely impacted due to not only a reduction in future sales but also losses associated with the potential inability to collect any outstanding accounts receivable from such customer. Such a result could negatively impact our financial results and cash flows.

         We are subject to global environmental regulation and environmental risks as well as product content and product safety laws and regulations.

        We and our operations, both in the U.S. and abroad, are subject to national, state, provincial and/or local environmental laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal and management of, certain materials and waste. We are also subject to laws regulating the content of toxic chemicals and materials in the products we sell as well as laws, directives and self-regulatory requirements related to the safety of our products. Environmental and product content and product safety laws and regulations can be complex and may change often. Capital and operating expenses required to comply with environmental and product content laws and regulations can be significant, and violations may result in substantial fines, penalties and civil damages. The costs of complying with environmental and product content and product safety laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future could have a material adverse effect on our financial condition or results of operations.

         Any inability to secure, protect and maintain rights to intellectual property could have material adverse impact on our business.

        We own and license many patents, trademarks, brand names and trade names that are, in the aggregate, important to our business. The loss of any individual patent or license may not be material to us taken as a whole, but the loss of a number of patents or licenses that represent principal portions of our business could have a material adverse effect on our business.

        We could also incur substantial costs to pursue legal actions relating to the unauthorized use by third parties of our intellectual property, which could have a material adverse effect on our business, results of operation or financial condition. If our brands become diluted, if our patents are infringed or if our competitors introduce brands and products that cause confusion with our brands in the marketplace, the value that our consumers associate with our brands may become diminished, which could negatively impact our sales. If third parties assert claims against our intellectual property rights and we cannot successfully resolve those claims, or our intellectual property becomes invalidated, we could lose our ability to use the technology, brand names or other intellectual property that were the subject of those claims, which, if such intellectual property is material to the operation of our business or our financial results, could have a material adverse effect on our business, financial condition and results from operations.

        We may also become involved in defending intellectual property claims being asserted against us that could cause us to incur substantial costs, divert the efforts of our management, and require us to pay substantial damages or require us to obtain a license, which might not be available on reasonable terms, if at all.

         Product liability claims or regulatory actions could adversely affect our financial results or harm our reputation or the value of our end-user brands.

        Claims for losses or injuries purportedly caused by some of our products arise in the ordinary course of our business. In addition to the risk of substantial monetary judgments and penalties which could have a material effect on our financial condition and results of operations, product liability claims or regulatory actions could result in negative publicity that could harm our reputation in the marketplace or the value of our end-user brands. We also could be required to recall and possibly discontinue the sale of possible defective or unsafe products, which could result in adverse publicity and significant expenses. Although we maintain product liability insurance coverage, potential product liability claims are subject to a self-insured deductible or could be excluded under the terms of the policy.

         We are unable to take certain significant actions following the Merger because such actions could adversely affect the tax-free status of the Distribution or the Merger. In certain circumstances, we may be obligated to indemnify MeadWestvaco Corporation ("MWV") for any payment of United States federal income taxes by MWV that result from our taking or failing to take certain actions in connection with the Distribution and the Merger.

        In connection with (i) the transfer by MWV of Mead C&OP (the "Separation") to a subsidiary we acquired pursuant to the Merger ("Monaco SpinCo"); (ii) the distribution by MWV of Monaco Spinco shares to MWV stockholders (the "Distribution"); and (iii) the Merger (the Separation, the Distribution, the Merger and certain related financing transactions being collectively referred to as the "Transactions"), MWV received a private letter ruling from the Internal Revenue Service (the "IRS") as to the tax-free nature of the Transactions, MWV and Monaco SpinCo received an opinion from MWV's counsel as to the tax-free nature of the Distribution, and we, MWV and Monaco SpinCo received certain legal opinions from our respective counsel as to the tax-free nature of the Merger. The opinions of counsel were based on, among other things, the IRS ruling as to the matters addressed by the ruling, current law and certain assumptions and representations as to factual matters made by us, MWV and our respective subsidiaries.

        In connection with the Transactions, we entered into a tax matters agreement with MWV (the "Tax Matters Agreement"). The Tax Matters Agreement prohibits us from taking certain actions that could cause the Distribution or the Merger to be taxable. In particular, for two years after the Distribution, the Company may not, among other things: (i) redeem or repurchase any stock or stock rights; (ii) amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock; (iii) merge, consolidate or amalgamate with any other person (other than pursuant to a merger, consolidation or amalgamation with the Company or with any of its wholly-owned subsidiaries); or (iv) sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 30% of the consolidated gross assets of the Company and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions). Similar restrictions apply to Monaco Foreign Spinco Invest Ltd., a wholly owned subsidiary of the Company that was a wholly owned subsidiary of Monaco SpinCo at the time of the Distribution, because the stock of Monaco Foreign Spinco Invest Ltd. was distributed in a tax-free distribution within MWV's consolidated tax group prior to the Distribution.

        Because of these restrictions, we may be limited in the amount of stock that we can issue to make acquisitions or raise additional capital in the two years after the completion of the Merger, which could have a material adverse effect on our liquidity and financial condition. If we wish to take any such restricted action, we are required to cooperate with MWV in obtaining a supplemental IRS ruling or an unqualified tax opinion.

        Under the Tax Matters Agreement, in certain circumstances and subject to certain limitations, we are required to indemnify MWV against any taxes on the Distribution that arise if we or our subsidiaries take certain actions or fail to take certain actions, or as a result of certain changes in the ownership of our stock following the Merger, that adversely affect the tax-free status of the Distribution or the Merger. Moreover, if we do not carefully monitor our compliance with the Tax Matters Agreement and relevant IRS rules, we might inadvertently trigger our obligation to indemnify MWV. If we are required to indemnify MWV in the event the Distribution is taxable, this indemnification obligation would be substantial and could have a material adverse effect on our financial condition and results of operations.

         Our success depends on our ability to attract and retain qualified personnel.

        Our success will depend on our ability to attract and retain qualified personnel, including executive officers and other key management personnel. We may not be able to attract and retain qualified management and other personnel necessary for the development, manufacture and sale of our products, and key employees may not remain with us in the future. If we fail to retain our key employees, we may experience substantial disruption in our businesses. Employee retention may be particularly challenging in light of the Merger, as employees may feel uncertain about their future roles with us after the combination. The loss of key management personnel or other key employees or our potential inability to attract such personnel may adversely affect our ability to manage our overall operations, successfully implement our business strategy, and realize the anticipated benefits of the Merger.

        Additionally, we rely to a significant degree on compensating our officers and key employees with incentive awards that pay out only if specified performance goals have been met. To the extent these performance goals are not met and the incentive awards do not pay out, or pay out less than the targeted amount, as has occurred in recent years, it may motivate certain officers and key employees to seek other opportunities.

Risks Relating to the Exchange Offer

         You may have difficulty selling the old notes you do not exchange.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We do not intend to register any old notes not tendered in the exchange offer and, upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market, if any, for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer.

         Broker-Dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.

        Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (2) resells new notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

         You may not receive new notes in the exchange offer if you do not follow the exchange offer procedures.

        We will issue the new notes in exchange for your old notes only if you tender the old notes and either transmit an agent's message in accordance with that applicable book entry procedures or deliver a properly completed and duly executed letter of transmittal and other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender old notes in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender your old notes on your behalf.

Risks Relating to Our Indebtedness and the New Notes

         We have substantial indebtedness, which could adversely affect our business, results of operations and financial condition, have a negative impact on our financing options and liquidity position or prevent us from fulfilling our obligations under the notes and our other debt obligations.

        As of December 31, 2012, we and our subsidiaries had $1,072.1 million of indebtedness outstanding (of which $572.1 million is secured) and an additional $238.5 million was available for borrowing under our revolving secured credit facility. Our overall leverage and the terms of our financing arrangements could:

  •
  make it more difficult for us to satisfy our obligations under the notes;

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  limit our ability to obtain additional financing to fund growth, working capital, capital expenditures, debt service requirements, acquisitions or other cash requirements;

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  limit our ability to refinance our indebtedness on terms acceptable to us or at all;

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  limit our ability to adapt to changing market conditions;

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  limit our ability to invest operating cash flow in our business due to debt service requirements;

  •
  restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

  •
  require us to dedicate a significant portion of our cash flow from operations to pay the principal of and interest on our indebtedness, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital, research and development efforts, potential strategic acquisitions and other corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the office products industry generally;

  •
  place us at a competitive disadvantage compared with competitors that have a less significant debt burden; and

  •
  make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

        In addition approximately $569.4 million of our outstanding debt (at December 31, 2012), including borrowings under our credit facility, is subject to floating interest rates, which increases our exposure to market fluctuations in interest rates. If interest rates increase, our variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates, these agreements may not offer complete protection from this risk.

         Despite our indebtedness levels, we may be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our credit facility and the indenture governing the notes do not fully prohibit us from doing so. For example, we had $238.5 million of undrawn availability under our revolving credit facility as of December 31, 2012, all of which is permitted to be drawn under the terms of our credit facility and the indenture governing the notes. If new debt is added to our current debt levels, the risks we could face with respect to our substantial indebtedness would be magnified.

         The notes are effectively subordinated to all of our existing and future secured indebtedness.

        ACCO Brands' obligations under the notes and the guarantors' obligations under their guarantee of the notes are unsecured and therefore are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. Our credit facility is guaranteed by all of our existing and future direct and indirect domestic subsidiaries, other than certain excluded subsidiaries, and is secured by substantially all of our assets. In the event of any dissolution, winding-up, liquidation, reorganization, bankruptcy or other similar proceeding, the assets that serve as collateral for our secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. The notes are effectively subordinated to any borrowings under our credit facility and other secured debt. On an adjusted combined basis as of December 31, 2012, we and our subsidiaries had $1,072.1 million of indebtedness outstanding (of which $572.1 million is secured) and an additional $238.5 million available for borrowing under our revolving credit facility.

         The notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, which include all non-domestic subsidiaries of ACCO Brands and certain other subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that ACCO Brands or the guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, are effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to ACCO Brands or any guarantor.

        For the year ended December 31, 2012, our non-guarantor subsidiaries generated approximately 45% of our consolidated net sales to non-affiliates. As of December 31, 2012, our non-guarantor subsidiaries held an aggregate of approximately 43% of our consolidated assets and had no indebtedness outstanding (excluding intercompany indebtedness).

         To service our indebtedness and meet our other cash needs, we require a significant amount of cash, which may not be available to us.

        Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund planned capital expenditures, dividends and other cash needs depends largely upon our future operating performance. Our future operating performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our indebtedness depends on the satisfaction of the covenants in our credit facility and our other financing arrangements, including the indenture governing the notes, and other agreements we may enter into in the future. Specifically, we need to maintain specified financial ratios and satisfy financial condition tests, including a maximum total leverage ratio and minimum interest coverage ratio. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility or from other sources in an amount sufficient to enable us to make payments on our indebtedness, including the notes, or to fund our other liquidity needs.

        In addition, prior to the repayment of the notes, we may be required to refinance or repay amounts outstanding under our credit facility. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility, on commercially reasonable terms, or at all. If we are unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, including:

  •
  sales of assets;

  •
  reduction or delay of capital expenditures, strategic acquisitions, investments and alliances; or

  •
  negotiations with our lenders to restructure the applicable debt.

        The credit agreement governing our credit facility and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to take some of these actions or the effectiveness of these actions.

         The agreements governing our indebtedness subject us to various restrictions that limit our operating flexibility and could limit our ability to make payments on the notes.

        The agreements governing our indebtedness, including the indenture governing the notes, contain restrictions, covenants and events of default that limit our ability to engage in certain activities and restrict our operational flexibility. These restrictive covenants also may limit our ability to refinance our existing indebtedness and obtain additional financing to fund growth, working capital or capital expenditures, or to fulfill other cash requirements. These restrictions include compliance with, or maintenance of, certain financial tests and ratios, including minimum interest coverage ratio and maximum leverage ratio, and may limit or prohibit our ability to, among other things:

  •
  incur additional indebtedness;

  •
  pay dividends on our capital stock or repurchase our capital stock;

  •
  enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us;

  •
  enter into certain transactions with affiliates;

  •
  make investments;

  •
  create liens; and

  •
  sell certain assets or merge with or into other companies.

        These covenants, ratios and tests also may limit or prohibit us from engaging in certain activities and transactions that may be in our long-term best interests, and could place us at a competitive disadvantage relative to our competitors, which could adversely affect our business and results of operations.

         Our failure to comply with our debt covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts.

        Our ability to comply with the covenants and financial ratios and tests under the agreements governing our indebtedness may be affected by events beyond our control, and we may not be able to continue to meet those covenants, ratios and tests. Our ability to generate sufficient cash from operations to meet our debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors. Our breach of any of these covenants, ratios or tests, or any inability to pay interest on, or principal of, our outstanding debt as it becomes due, could result in an event of default, in which case our lenders could declare all amounts outstanding to be immediately due and payable. If our lenders accelerate our indebtedness, our assets may not be sufficient to repay in full such indebtedness and any other indebtedness that would become due as a result of such acceleration and, if we were unable to obtain replacement financing or any such replacement financing was on terms that were less favorable than the indebtedness being replaced, our liquidity and results of operations would be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Form 10-K for the Fiscal Year ended December 31, 2012.

         We may be unable to make a change of control offer required by the indenture governing the notes, which would cause defaults under the indenture governing the notes and our credit facility.

        The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of the purchase. The terms of our credit facility require, and other financing arrangements may require, repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of the notes in certain circumstances. We may not have sufficient funds at the time of a change of control to make the required repurchase of notes or restrictions in our credit facility and other financing arrangements may not allow the repurchases. See "Description of New Notes—Repurchase at the Option of Holders—Change of Control."

         Noteholders may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of "substantially all" of our and our subsidiaries' assets.

        The definition of change of control in the indenture governing the notes includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our and our restricted subsidiaries' assets, taken as a whole. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a noteholder to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our restricted subsidiaries' assets to another individual, group or entity may be uncertain.

         Fraudulent transfer and conveyance laws may have adverse implications for the holders of the notes.

        If, under applicable federal and state fraudulent transfer and conveyance laws, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of ACCO Brands, a court were to find that, at the time the notes were issued or a guarantor incurred its guarantee:

  •
  ACCO Brands did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for issuing the notes or incurring the guarantee, as applicable; and

  •
  ACCO Brands or the guarantor:

  •
  was insolvent or was rendered insolvent by reason of the related financing transaction;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature; or

    •
    was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void or subordinate the notes or the applicable guarantee to existing or future indebtedness of ACCO Brands or the subject guarantor, and take other action detrimental to the holders of the notes, including under certain circumstances, invalidating the notes or the applicable guarantee.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, an entity would be considered insolvent if, at the time it incurred the indebtedness:

  •
  it could not pay its debts or contingent liabilities as they become due;

  •
  the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

        We cannot assure you as to what standard a court would apply in order to determine whether the issuer or any of the guarantors were "insolvent" as of the date the notes were issued and the guarantees incurred, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we or any of the guarantors were insolvent on the date the notes were issued and the guarantees incurred, that the payments constituted fraudulent transfers on another ground.

         Your ability to transfer the notes may be limited by the absence of an established trading market, and there is no assurance that any established trading market will develop for the notes.

        There is no established trading market for the notes, and an established trading market may not develop or, if developed, may not continue. We do not intend to list the notes on any securities exchange or automated interdealer quotation system. The initial purchasers of the old notes have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the notes and they may discontinue their market-making activities at any time without notice. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

         Many of the covenants in the indenture governing the notes will not apply if the notes are rated investment grade by both Moody's and Standard & Poor's.

        Many of the covenants in the indenture governing the notes will not apply to us if the notes are rated investment grade by both Moody's and S&P, provided at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that, if they are rated investment grade, the notes will maintain these ratings. Suspension of these covenants will allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such action taken while the covenants were suspended would not result in an event of default under the indenture governing the notes. See "Description of Notes—Certain Covenants—Covenant Suspension."

         Any decline in the ratings of our corporate credit could adversely affect the value of the notes.

        Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely affect the value of the notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        Pursuant to the exchange offer, we will issue the new notes in exchange for old notes. The terms of the new notes are identical in all material respects to those of the old notes, except that the new notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See "Description of New Notes" and "Description of Old Notes" for more information on the terms of the respective notes and the differences between them.

        We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction. Unless the context requires otherwise, the term "holder" means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, or DTC, who desires to deliver such old notes by book-entry transfer at DTC.

        We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Terms of the Exchange

        Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not validly withdrawn as permitted below. As of the date of this prospectus, $500 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof.

        Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

Expiration, Extension and Amendment

        The expiration time of the exchange offer is 5:00 p.m. New York City time on                    , 2013. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date. The term "expiration time" as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

        Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under "—Conditions to the Exchange Offer." We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, including if we waive a material condition to the exchange offer, we will extend the offer, if necessary, so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

Procedures for Tendering

  Valid Tender

        Except as described below, a tendering holder must, prior to the expiration time, transmit to Wells Fargo Bank, National Association, the exchange agent, at the address listed under the heading "—Exchange Agent":

  •
  a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

  •
  if old notes are tendered in accordance with the book-entry procedures listed below, an agent's message.

        In addition, a tendering holder must:

  •
  deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time; or

  •
  deliver a timely confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or

  •
  comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

        If the letter of transmittal is signed by a person other than the registered holder of the old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

        By tendering old notes pursuant to the exchange offer, each holder will represent to us that, among other things, the new notes are being acquired in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. In the case of a holder that is not a broker-dealer, that holder, by tendering old notes pursuant to the exchange offer, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the new notes.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or old notes to us.

        If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account, including by means of DTC's Automated Tender Offer Program.

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an "eligible institution."

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is an "eligible guarantor institution" meeting the requirements of the registrar for the notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other "signature guarantee program" as may be determined by the registrar for the notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

  Book-Entry Transfer

        The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

        Delivery of new notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address listed under "—Exchange Agent" at or prior to the expiration time; or

  •
  comply with the guaranteed delivery procedures described below.

        Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

  Guaranteed Delivery

        If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration time, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration time, the exchange agent received from an eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery:

  1.
  stating the name and address of the holder of old notes and the amount of old notes tendered;

  2.
  stating that the tender is being made; and

  3.
  guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent's message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent's message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration time.

  Determination of Validity

        We will determine in our sole discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

        Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

        Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the new notes promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

        In all cases, issuance of new notes for old notes will be made only after timely receipt by the exchange agent of:

  •
  certificates for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent's account at the book-entry transfer facility;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents.

        Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

        The new notes will bear interest from the date interest was most recently paid on the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date through which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

        Tenders of old notes may be withdrawn at any time before the expiration time.

        For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated under "—Exchange Agent" before the expiration time. Any notice of withdrawal must:

  •
  specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes;

  •
  contain a statement that the holder is withdrawing its election to have the old notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

  •
  specify the name in which the old notes are registered, if different from that of the depositor.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

        Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. New notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following the procedures described under "—Procedures for Tendering" at any time at or before the expiration time.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

  •
  there shall occur a change in the current interpretation by the staff of the SEC, which now permits the new notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

  •
  any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  a banking moratorium shall have been declared by United States federal or New York state authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer; or

  •
  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with the acceptance for exchange or with the exchange.

        If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. See "—Expiration, Extension and Amendment."

Resales of New Notes

        Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  the new notes are acquired in the ordinary course of the holders' business;

  •
  the holders have no arrangement or understanding with any person to participate in the distribution of the new notes; and

  •
  the holders are not "affiliates" of ours within the meaning of Rule 405 under the Securities Act.

        However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above three requirements.

        Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  may not rely on the applicable interpretations of the staff of the SEC mentioned above;

  •
  will not be permitted or entitled to tender the old notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the new notes to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of new notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

  Wells Fargo Bank, N.A.
  By facsimile (eligible institutions only): (612) 667-6282
  Confirmation: (800) 344-5128, Option 0

  By regular mail or courier:
  Wells Fargo Bank, N.A.
  Corporate Trust Operations
  MAC N9303-121
  Sixth and Marquette
  Minneapolis, MN 55479

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Regulatory Approval

        Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Fees and Expenses

        We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for the old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

        For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of pre-tax income from continuing operations (excluding equity in earnings of affiliates) plus fixed charges ("fixed charges" consist of interest expense on all indebtedness), plus capitalized interest, plus amortization of deferred costs of financing and the interest component of lease rental expense. Earnings were inadequate to cover fixed charges in 2012 and 2008 by the amounts shown below (which are shown in millions of USD).

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	—	1.5x	1.4x	1.0x	—
Extent of deficiency	(1.6)	—	—	—	(236.9)

 DESCRIPTION OF OTHER INDEBTEDNESS

        We summarize below the principal terms that govern our long term indebtedness that will continue to be outstanding after the completion of the exchange offer. This summary is not a complete description of all of the terms of the agreements.

Senior Secured Credit Facility

        In connection with the Merger, the Company and certain of its direct and indirect subsidiaries entered into a credit facility with Barclays Bank PLC and Bank of Montreal, as administrative agents, and the other agents and lenders named therein. Our credit facility provides for a $1,020 million senior secured credit facility, which consists of a $250 million five-year senior secured revolving credit facility and $770 million in senior secured term loans.

        The term loans consist of the following:

  •
  U.S. Dollar Senior Secured Term Loan A, due May 1, 2017, with an aggregate principal amount outstanding at December 31, 2012 of $220.8 million and bearing interest at LIBOR plus 3%;

  •
  U.S. Dollar Senior Secured Term Loan B, due May 1, 2019, with an aggregate principal amount outstanding at December 31, 2012 of $326.8 million and bearing interest at LIBOR plus 3.25% with a LIBOR floor of 1%; and

  •
  Canadian Dollar Senior Secured Term Loan A, due May 1, 2017, with an aggregate principal amount outstanding at December 31, 2012 of $21.8 million and bearing interest at a rate calculated by reference to the Canadian banker's acceptance rate plus 3%.

  Maturity and Amortization

        With the exception of Term Loan B, borrowings under the term loans and the revolving facility will mature on May 1, 2017. Borrowings under the Term Loan B will mature on May 1, 2019. Amounts under the revolving credit facility are non-amortizing. The outstanding principal amounts under Term Loan A and Canadian Term Loan A are payable in quarterly installments in amounts increasing from 1.25% to 12.50% of the initial aggregate principal amount of such loans. The outstanding principal amount under Term Loan B is payable in equal quarterly amounts of 0.25% per annum prior to May 1, 2019, with the remaining balance payable on May 1, 2019.

  Interest Rates

        Amounts outstanding under our credit facility bear interest (i) in the case of Eurodollar loans, at a rate per annum equal to the Eurodollar rate plus the applicable rate for such facility; (ii) in the case of loans made at the base rate (which means the highest of (a) the Barclays Bank PLC prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 1/2 of 1.00% and (c) the Eurodollar rate that would be payable on such day for a Eurodollar loan with a one-month interest period plus 1.00%, provided that with respect to the Term Loan B, at no time shall the base rate be less than 2.00% per annum) at a rate per annum equal to the base rate plus the applicable rate for such facility; (iii) in the case of swing line loans, at a rate per annum equal to the base rate plus the applicable rate for the revolving credit facility; and (iv) in the case of loans made at the Canadian Prime Rate (which means the higher of (a) the per annum interest rate quoted as the "prime rate" of the Bank of Montreal and (b) the average rate for Canadian Dollar bankers' acceptances having a term of thirty days plus the excess of the applicable rate for bankers' acceptance loans over the applicable rate for Canadian prime rate loans) at a rate per annum equal to the Canadian Prime Rate plus the applicable rate for the revolving credit facility.

  Prepayments

        Subject to certain conditions and exceptions, our credit facility requires the Company to prepay outstanding term and revolving loans in certain circumstances, including (a) in an amount equal to 100% of the net cash proceeds from sales or dispositions of property or assets in excess of $10.0 million per fiscal year, (b) in an amount equal to 100% of the net cash proceeds from property insurance or condemnation awards in excess of $10.0 million per fiscal year and (c) in an amount equal to 100% of the net cash proceeds from additional debt other than debt permitted under our credit facility. The Company also is required to prepay outstanding term loans with specified percentages of excess cash flow based on its leverage. Our credit facility contains other customary prepayment obligations and provides for voluntary commitment reductions and prepayment of loans, subject to certain conditions and exceptions.

  Covenants

        We must meet certain restrictive covenants as defined under our credit facility. The covenants become more restrictive over time and require us to maintain certain ratios related to consolidated leverage and consolidated interest coverage.

        The table below sets forth the financial covenant ratio levels under our credit facility:

	Maximum Consolidated Leverage Ratio(1)	Minimum—Interest Coverage Ratio(2)
May 1, 2012 to December 31, 2012	4:50:1.00	3.00:1.00
January 1, 2013 to December 31, 2013	4.25:1.00	3.00:1.00
January 1, 2014 to December 31, 2014	4.00:1.00	3.25:1.00
January 1, 2015 to December 31, 2015	3.75:1.00	3.25:1.00
January 1, 2016 and thereafter	3.50:1.00	3.50:1.00

(1)
The leverage ratio is computed by dividing our net funded indebtedness by the cumulative four-quarter-trailing EBITDA, which excludes restructuring, retention, severance, transaction costs, integration and other charges up to certain limits as well as other adjustments defined under our credit facility.

(2)
The interest coverage ratio for any period is EBITDA for the Company for such period divided by cash interest expense for the Company for such period and other adjustments, all as defined under our credit facility.

        Our credit facility contains customary affirmative and negative covenants as well as events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain bankruptcy or insolvency events, certain ERISA-related events, changes in control or ownership and invalidity of any loan document.

  Guarantees and Security

        Generally, obligations under the credit facility are guaranteed by certain of our existing and future subsidiaries, and are secured by substantially all of the Company's and its guarantor subsidiaries' assets.

 DESCRIPTION OF NEW NOTES

        The Company will issue the new notes under an indenture (as supplemented, the "Indenture") among the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, which is referred to in this prospectus as the "Trust Indenture Act." As used in this description, the term "Notes" refers to both the old notes and the new notes, unless the context otherwise requires.

        You can find the definitions of certain terms used in this description under "—Certain Definitions." Certain defined terms used in this description but not defined below under the caption "—Certain Definitions" have the meanings assigned to them in the Indenture. In this description, references to "ACCO Brands" and the "Company" refer to ACCO Brands Corporation only and not to any of its Subsidiaries, and "we," "us," or "our" refer to ACCO Brands Corporation and its consolidated Subsidiaries, unless the context otherwise requires.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes. Anyone who receives this prospectus may obtain a copy of the Indenture upon request at our address set forth under "—Additional Information."

        The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights as a holder under the Indenture.

Brief Description of the Notes and the Note Guarantees

  The Notes

        The Notes are:

  •
  general, unsecured, senior obligations of ACCO Brands;

  •
  pari passu in right of payment with all existing and future Indebtedness of ACCO Brands that is not subordinated, including under the Credit Agreement;

  •
  effectively subordinated to all secured Indebtedness of ACCO Brands (including the Credit Agreement), to the extent of the value of the collateral securing such secured Indebtedness;

  •
  structurally subordinated to any existing and future Indebtedness and other liabilities of ACCO Brands' Subsidiaries that do not guarantee the Notes;

  •
  senior in right of payment to any existing and future subordinated Indebtedness of ACCO Brands; and

  •
  initially guaranteed on a senior unsecured basis by the Guarantors as described under the caption "—The Note Guarantees."

        As of December 31, 2012, ACCO Brands and the Guarantors had approximately $550.3 million of secured Indebtedness outstanding, consisting primarily of borrowings and the related guarantees under the Credit Agreement. Any future Incurrence of secured Indebtedness will be subject to all of the covenants described below, including the covenants described under the captions "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens."

  The Note Guarantees

        The Notes are Guaranteed by all of the current and future Domestic Subsidiaries of ACCO Brands, other than Excluded Subsidiaries.

        Each Note Guarantee of a Guarantor is:

  •
  a general, unsecured, senior obligation of that Guarantor;

  •
  pari passu in right of payment with all existing and future Indebtedness of that Guarantor that is not subordinated, including that Guarantor's Guarantee of the Credit Agreement;

  •
  effectively subordinated to all secured Indebtedness of that Guarantor (including the Credit Agreement), to the extent of the value of the collateral securing such secured Indebtedness; and

  •
  senior in right of payment to any existing and future subordinated Indebtedness of that Guarantor, including the Senior Subordinated Notes.

        Not all of ACCO Brands' Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to ACCO Brands. As of December 31, 2012, these non-Guarantor Subsidiaries generated approximately 45% of our consolidated net sales to non-Affiliates, held approximately 43% of our consolidated assets and had no Indebtedness outstanding (excluding intercompany indebtedness). See "Risk Factors—Risks Relating to Our Indebtedness and the New Notes-The notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries."

        If ACCO Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than any Excluded Subsidiary) on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee. In addition, any Restricted Subsidiary of ACCO Brands (other than a Guarantor) that Guarantees any Indebtedness of ACCO Brands or any Subsidiary Guarantor must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

        The Note Guarantee of a Guarantor will be released under specified circumstances, including in connection with a disposition of the Guarantor's Capital Stock if various conditions are satisfied. See "—Certain Covenants—Guarantees."

        As of the date of the Indenture, all of ACCO Brands' Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under "—Certain Definitions—Unrestricted Subsidiary," ACCO Brands will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Any Unrestricted Subsidiaries will not be subject to any of the covenants in the Indenture and will not Guarantee the Notes.

Principal, Maturity and Interest

        Interest on the Notes accrues at the rate of 6.75% per annum and is payable semi-annually in arrears on April 30 and October 30, with payments having commenced on October 30, 2012. Interest on overdue principal and interest will accrue at a rate that is 2% higher than the then applicable interest rate on the Notes. ACCO Brands will make each interest payment to the holders of record on the immediately preceding April 15 and October 15. The new notes will bear interest from the date interest was most recently paid on the old notes.

        Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date through which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

        Interest on the Notes accrues from the date of the original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

        ACCO Brands may issue additional Notes (the "Additional Notes") from time to time after the exchange offer. Any offering of Additional Notes is subject to the covenants described below under the captions "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. For purposes of this Description of Notes, any references herein to "Notes" also will include future issuances of Additional Notes unless explicitly stated otherwise. Additional Notes may not be fungible with the Notes for U.S. federal income tax purposes. ACCO Brands will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on April 30, 2020.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to ACCO Brands, ACCO Brands will pay all principal, interest and premium, if any, on that holder's Notes in accordance with those instructions. All other payments on Notes are made at the office or agency of the paying agent and registrar unless ACCO Brands elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders. ACCO Brands will pay all principal, interest and premium, if any, on global Notes registered in the name of DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Notes.

Paying Agent and Registrar for the Notes

        The Trustee acts as paying agent and registrar. ACCO Brands may change the paying agent or registrar without prior notice to the holders, and ACCO Brands or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and ACCO Brands may require a holder to pay any taxes and fees required by law or permitted by the Indenture. ACCO Brands will not be required to transfer or exchange any Note selected for redemption. Also, ACCO Brands will not be required to transfer or exchange any Note (1) for a period of 15 days before a selection of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        ACCO Brands is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, ACCO Brands may be required to offer to purchase Notes as described under "—Repurchase at the Option of Holders—Change of Control" and "—Certain Covenants—Asset Sales."

Optional Redemption

        At any time prior to April 30, 2017, ACCO Brands may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, to, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding paragraph, the Notes will not be redeemable at ACCO Brands' option prior to April 30, 2017.

        On or after April 30, 2017, ACCO Brands may redeem the Notes, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to the applicable redemption date, if redeemed during the 12-month period beginning on April 30 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	103.3750%
2018	101.6875%
2019 and thereafter	100.0000%

        Any redemption of Notes at ACCO Brands' option may, if so provided in the applicable redemption notice, be made subject to the satisfaction of one or more conditions precedent. If less than all of the Notes are to be redeemed at any time, and the Notes are global Notes, the Notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the Notes to be redeemed are not global Notes, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under "—Book-Entry, Delivery and Form; Depositary Procedures," based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        Notices of redemption shall be sent in accordance with DTC requirements, or otherwise mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless any conditions precedent have not been satisfied or waived. On and after the redemption date, unless we default in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

        We may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a Change of Control, each holder of Notes will have the right to require ACCO Brands to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, except to the extent ACCO Brands has previously elected to redeem Notes as described under "—Optional Redemption."

        Within 30 days following any Change of Control, except to the extent ACCO Brands has exercised its right to redeem Notes as described under "—Optional Redemption," ACCO Brands will mail a notice (a "Change of Control Offer") to each holder of the Notes, with a copy to the Trustee stating:

          (1)   that a Change of Control has occurred and that such holder has the right to require ACCO Brands to repurchase such holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

          (2)   the circumstances and relevant facts and financial information regarding such Change of Control;

          (3)   the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4)   the instructions determined by ACCO Brands, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        In addition, ACCO Brands will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by ACCO Brands and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        Notes repurchased by ACCO Brands pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of ACCO Brands. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

        ACCO Brands will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, ACCO Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

        This Change of Control repurchase provision is a result of negotiations between ACCO Brands and the Initial Purchasers. ACCO Brands has no present intention to engage in a transaction involving a Change of Control, although it is possible that ACCO Brands could decide to do so in the future. Subject to the limitations discussed below, ACCO Brands could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect ACCO Brands' capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement and require an offer to repurchase ACCO Brands' Senior Subordinated Notes. Future Indebtedness of ACCO Brands may contain prohibitions on certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require ACCO Brands to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on ACCO Brands. Finally, ACCO Brands' ability to pay cash to the holders upon a repurchase may be limited by ACCO Brands' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to Our Indebtedness and the New Notes—We may be unable to make a change of control offer required by the indenture governing the notes, which would cause defaults under the indenture governing the notes and our credit facility."

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require ACCO Brands to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of ACCO Brands and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

  Covenant Suspension

        If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), then beginning on that day and subject to the provisions of the following paragraph, the provisions specifically listed under the following captions in this prospectus will be suspended:

  (1)
  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

  (2)
  "—Limitation on Restricted Payments;"

  (3)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

  (4)
  "—Asset Sales;"

  (5)
  "—Transactions with Affiliates;" and

  (6)
  clause (3) under the first paragraph of "Merger, Consolidation or Sale of Assets"

(collectively, the "Suspended Covenants"). The period during which covenants are suspended pursuant to this section is called the "Suspension Period." ACCO Brands will notify the Trustee of the continuance and termination of any Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

        If and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the first sentence of the preceding paragraph and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants; provided that (1) compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, Default or Event of Default will be calculated in accordance with the terms of the covenants described below under the caption "—Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from the Issue Date and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." Notwithstanding the foregoing and any other provision of the Indenture, the Notes or the Note Guarantees, no Default or Event of Default shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Restricted Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period) or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Indenture provides that:

          (a)   the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

          (b)   the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock;

provided, however, that the Company and any Restricted Subsidiary that is a Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and ACCO Brands and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

          (1)   the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under Credit Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount at any one time not to exceed the greater of (a) $1,270.0 million or (b) the Borrowing Base;

          (2)   the Incurrence by ACCO Brands and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be incurred on or prior to May 1, 2012 and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

          (3)   the Existing Indebtedness of the Company and its Restricted Subsidiaries;

          (4)   Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit (other than letters of credit issued under the Credit Agreement), such obligations are reimbursed within 30 days following such drawing;

          (5)   Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, non-competes or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company;

          (6)   Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor or ACCO Brands is subordinated in right of payment to the Obligations with respect to the Notes and the Note Guarantees; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

          (7)   shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

          (8)   Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor or ACCO Brands incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor or ACCO Brands, such Indebtedness is subordinated in right of payment to the Obligations with respect to the Notes and the related Note Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

          (9)   Hedging Obligations of the Company or a Restricted Subsidiary that are Incurred in the ordinary course of business and not Incurred for speculative purposes;

          (10) obligations in respect of performance, bid, appeal, custom and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any of its Restricted Subsidiaries;

          (11) any Guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as applicable, any such Guarantee of the Company or such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantor's Note Guarantee with respect to the Notes, as applicable, to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee of such Guarantor, as applicable;

          (12) Indebtedness of the Company or a Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

          (13) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or the issuance of Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company which serves to extend, refund, refinance, renew, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries Incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (14), (16), (18) and (19) of this paragraph or any Indebtedness Incurred or Disqualified Stock or Preferred Stock Incurred or issued pursuant to this clause (13) to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced that were due on or after the date one year following the last maturity date of the Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees of such Restricted Subsidiary, as applicable; provided that, the provisions of this clause (b)(i) will not apply to any Refinancing Indebtedness of the Senior Subordinated Notes, or (ii) Disqualified Stock or Preferred Stock, if such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

            (c)   is Incurred in an aggregate principal amount or face or liquidation amount (or if issued with original issue discount, an aggregate accreted price) that is equal to or less than the aggregate principal amount or face or liquidation amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, renewed, replaced or defeased plus all accrued interest and premium, fees and expenses Incurred in connection with such refinancing, refunding, renewing, replacement or defeasance; and

            (d)   shall not include (i) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor or ACCO Brands that refinances Indebtedness of the Company or a Restricted Subsidiary that is a Guarantor or ACCO Brands, or (ii) Indebtedness of the

    Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

          (14) Indebtedness of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred on or after the Issue Date and no later than 180 days after the date of purchase or completion of construction, improvement, repair or replacement of property (real or personal), plant or equipment used in the business of the Company or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost thereof (where, in the case of a purchase, such purchase may be effected directly or through the purchase of the Capital Stock of the Person owning such property, plant and equipment), in the aggregate principal amount, including all Refinancing Indebtedness permitted to be Incurred under the Indenture to refund, refinance, renew or defease or replace any Indebtedness Incurred pursuant to the provision described in this clause (14), not to exceed the greater of (a) $50.0 million or (b) 2.00% of Total Assets, as of the date of such incurrence;

          (15) Indebtedness of the Company or any Restricted Subsidiary, to the extent the net proceeds thereof are promptly deposited to defease, redeem or to satisfy and discharge the Notes;

          (16) the Incurrence of Acquired Indebtedness or other Indebtedness incurred in connection with, or in contemplation of, an acquisition (including by way of merger or consolidation) by the Company or a Restricted Subsidiary; provided that, after giving effect to the transactions that result in the Incurrence or issuance thereof, the Fixed Charge Coverage Ratio would be equal to or greater than immediately prior to such transactions and Incurrence;

          (17) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is without recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

          (18) Indebtedness or Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference, including the Refinancing Indebtedness permitted to be Incurred under the Indenture to refund, refinance, renew, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (18), not to exceed the greater of (a) $50.0 million or (b) 2.00% of the Total Assets, as of the date of such incurrence;

          (19) the Incurrence by any Foreign Subsidiary of Indebtedness in an aggregate principal amount or liquidation preference, including the Refinancing Indebtedness permitted to be Incurred under the Indenture to refund, refinance, renew, replace or defease any Indebtedness Incurred pursuant to this clause (19), not to exceed the greater of (a) $100.0 million or (b) 3.50% of the Total Assets, as of the date of such incurrence;

          (20) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements Incurred in the ordinary course of business;

          (21) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements Incurred in the ordinary course of business;

          (22) Indebtedness representing deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees of the Company or any of its Restricted Subsidiaries Incurred in the ordinary course of business and Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors, consultants, advisors or employees thereof (or their spouses or former spouses or heirs, trusts, estates or beneficiaries under their estates) to finance the purchase or redemption of Equity

  Interests of the Company or any direct or indirect parent company of the Company to the extent permitted by clause (7) under "Limitation on Restricted Payments;" and

          (23) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts.

        For purposes of determining compliance with this covenant, in the event that an item, or a portion of such item, taken by itself, of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (1) through (23) above or such item is (or portion, taken by itself, would be) entitled to be Incurred pursuant to the first paragraph of this covenant, ACCO Brands shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this covenant; provided that all Indebtedness under the Credit Agreement outstanding on May 1, 2012 shall be deemed to have been Incurred pursuant to clause (1) on or prior to May 1, 2012. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred, or any Indebtedness outstanding pursuant to the clause or clauses of the categories of permitted Indebtedness described in clauses (1) through (23) above under which such Indebtedness is being Incurred, is denominated in a different currency, the amount of any such Indebtedness being Incurred and such outstanding Indebtedness, if any, will in each case be the U.S. Dollar Equivalent determined on the date any such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower U.S. Dollar Equivalent), in the case of revolving credit Indebtedness, which U.S. Dollar Equivalent will be reduced by any repayment on such Indebtedness in proportion to the reduction in principal amount; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) if the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.

  Limitation on Restricted Payments

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (a)   declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries (other than (i) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (b)   purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent company of the Company or any Restricted Subsidiary held by Persons other than the Company or any Restricted Subsidiary of the Company;

          (c)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (i) any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or (ii) Indebtedness permitted under clauses (6) and (8) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"); or

          (d)   make any Restricted Investment

(all such payments and other actions described in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter commencing in which the Issue Date occurs and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted

    Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

            (b)   100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock, Disqualified Stock and Equity Interests, the proceeds of which Equity Interests are used in the manner described in clause (9) of the next succeeding paragraph), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Company), plus

            (c)   100% of the net cash proceeds and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Company as a contribution to its common equity since the Issue Date (other than Refunding Capital Stock), plus

            (d)   to the extent not otherwise included in the Consolidated Net Income of the Company for such period, 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Company or any of its Restricted Subsidiaries from:

                (i)  the sale or other disposition (other than to the Company or one of its Restricted Subsidiaries) of Restricted Investments made by the Company or its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances, and releases of Guarantees which constituted Restricted Investments made by the Company and its Restricted Subsidiaries, or

               (ii)  the sale (other than to the Company or one of its Restricted Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date, plus

            (e)   in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the Investment in such Unrestricted Subsidiary constituted a Permitted Investment).

            The Fair Market Value of property other than cash covered by clauses (3)(b), (c), (d) and (e) above shall be determined in good faith by the Company and

                (i)  in the event of property with a Fair Market Value in excess of $10.0 million, shall be set forth in an Officers' Certificate; or

               (ii)  in the event of property with a Fair Market Value in excess of $50.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   either of:

            (a)   the payment, repurchase, retirement, redemption, defeasance or other acquisition of any Equity Interests ("Retired Capital Stock") of the Company or any direct or indirect parent company of the Company or any Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent company of the Company or contributions to the equity capital of the Company, other than Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary (collectively, including such contributions, "Refunding Capital Stock"); and

            (b)   the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of Refunding Capital Stock;

          (3)   the payment, redemption, repurchase, defeasance or other acquisition of any Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Restricted Subsidiary which is Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (a)   such Indebtedness has a Weighted Average Life to Maturity at the time it is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired,

            (b)   such Indebtedness has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired,

            (c)   such new Indebtedness is subordinated (other than with respect to any Refinancing Indebtedness of the Senior Subordinated Notes), at least to the same extent as the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired, to the right of payment of the Notes or the Note Guarantees, as applicable, and

            (d)   such Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate accreted value) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so repaid, redeemed, repurchased, defeased or acquired plus all accrued interest and premiums, fees, expenses and prepayment penalties Incurred in connection with such repayment, redemption, repurchase, defeasance or acquisition;

          (4)   the payment of cash, dividends, distributions or advances to allow the payment in cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Company;

          (5)   any purchase or acquisition from, or withholding on issuance to, any employee of the Company or any Restricted Subsidiary of the Company of Equity Interests of the Company, or Equity Interests of any direct or indirect parent of the Company in order to satisfy any applicable Federal, state or local tax payments in respect of the receipt of such Equity Interests;

          (6)   the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price thereof;

          (7)   the repurchase, retirement, redemption or other acquisition (or dividends to any direct or indirect parent company of the Company to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Company or any direct or indirect parent company of the Company held by any future, present or former officer, director, consultant, advisor or employee of the Company or any direct or indirect parent company of the Company or any other Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (7) do not exceed $6.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent companies, in each case, to officers, directors, consultants, advisors or employees of the Company or any direct or indirect parent company of the Company or any other Subsidiary of the Company that occurs after the Issue Date to the extent the net cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph or clause (2) of this paragraph, plus

            (b)   the net cash proceeds of "key man" life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date, less

            (c)   the amount of any Restricted Payments made after the Issue Date with the net cash proceeds described in clauses (a) and (b) of this clause (7);

          (8)   the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of a Restricted Subsidiary Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

          (9)   Restricted Investments acquired in exchange for, or out of the net proceeds of a substantially concurrent issuance of Equity Interests, other than Disqualified Stock, of the Company;

          (10) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (11) upon the occurrence of a Change of Control and after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Change of Control" (including the purchase of all Notes tendered), any purchase or redemption of any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

          (12) after completion of any offer to repurchase Notes pursuant to the covenant described under "—Certain Covenants—Asset Sales" (including the purchase of all Notes tendered), any purchase or redemption of any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

          (13) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

          (14) the redemption, repurchase, retirement, defeasance or other acquisition of any Disqualified Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiaries Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

          (15) the payment, redemption, repurchase, defeasance or other acquisition of any Senior Subordinated Notes, in each case if the Senior Secured Leverage Ratio would not exceed 2.75 to 1.00 determined on a pro forma basis after giving effect to such payment, redemption, repurchase, defeasance or other acquisition of such Senior Subordinated Notes pursuant to this clause (15);

          (16) payments or distributions to satisfy dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to consolidations, mergers and transfers of all or substantially all of the property and assets of the Company;

          (17) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all holders of common stock of the Company pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics;

          (18) the payment, redemption, repurchase, defeasance or other acquisition of any Senior Subordinated Notes in an aggregate amount which, taken together with all other Restricted Payments made pursuant to the provision described in this clause (18), do not exceed $50.0 million;

          (19) other Restricted Payments in an aggregate amount which, taken together with all other Restricted Payments made pursuant to the provision described in this clause (19), do not exceed the greater of (a) $50.0 million or (b) 2.00% of the Total Assets (determined as of the date of any Restricted Payment pursuant to this clause (19)); and

          (20) Restricted Payments made as part of the Transactions;

provided that, in the case of clauses (7) and (19) above, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof.

        In determining the extent to which any Restricted Payment may be limited or prohibited by the covenant described under "—Certain Covenants—Limitation on Restricted Payments," the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (20) of the immediately preceding paragraph or among such categories and the types described in the first paragraph under "—Certain Covenants—Limitation on Restricted Payments;" provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described under the caption "—Certain Covenants—Limitation on Restricted Payments."

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Restricted Subsidiary." In the event of any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in such Subsidiary in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if such Investment would be permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a)   (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (b)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (c)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

        except in each case for such encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions as in effect on the Issue Date, including pursuant to the Credit Agreement and Existing Indebtedness, and any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the Issue Date;

          (2)   (a) the Indenture governing the Notes, (b) the Notes (and any Exchange Notes related thereto) and (c) Guarantees of the Notes (and any Exchange Notes related thereto);

          (3)   applicable law or any applicable rule, regulation or order;

          (4)   any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or assets so assumed;

          (5)   any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (6)   any agreements creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to the covenant described under "—Liens," to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens;

          (7)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (8)   customary provisions with respect to dispositions or distributions of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (9)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

          (11) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company that is (a) Incurred by a Guarantor subsequent to the Issue Date pursuant to the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (b) Incurred by a Foreign Subsidiary of the Company subsequent to the Issue Date pursuant to the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided, in the case of clause (a), (i) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred and (ii) such encumbrances or restrictions will not materially affect ACCO Brands' ability to make payments of principal or interest payments on the Notes, as determined at the time such Indebtedness, Disqualified Stock or Preferred Stock is Incurred in good faith by the chief financial officer, chief accounting officer or treasurer of the Company;

          (12) Refinancing Indebtedness permitted under the terms of the Indenture; provided, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (13) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary; and

          (14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such extension, amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  Asset Sales

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (1) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) except in the case of Permitted Asset Swaps, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

          (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that release the Company or such Restricted Subsidiary from or indemnifies against further liability,

          (b)   any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and

          (c)   any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (i) $50.0 million or (ii) 2.00% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

        Within 365 days after the receipt of the Net Proceeds of an Asset Sale, the Company or a Restricted Subsidiary of the Company may apply the Net Proceeds from such Asset Sale:

          (1)   to repay, repurchase or redeem Indebtedness and other Obligations under a Credit Facility that are secured by a Lien and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   to repay, repurchase or redeem Indebtedness and other Obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;

          (3)   to repay, repurchase or redeem other Indebtedness of the Company or any Guarantor (other than any Disqualified Stock or any Indebtedness that is contractually subordinated in right of payment to the Notes), other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company; provided that the Company shall equally and ratably redeem or repurchase the Notes as described under the caption "—Optional Redemption," through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

          (4)   to make an Investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), assets, or property or capital expenditures, in each case used or useful in a Similar Business;

          (5)   to make an Investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), properties or assets that replace the businesses, properties and/ or assets that are the subject of such Asset Sale; or

          (6)   any combination of the foregoing;

provided that the Company will be deemed to have complied with the provisions described in clauses (4) and (5) of this paragraph, as applicable, if, within 365 days of such Asset Sale, the Company or a Restricted Subsidiary, as applicable, shall have entered into a definitive agreement covering such Investment which is thereafter completed within 180 days after the first anniversary of such Asset Sale.

        Any Net Proceeds from Asset Sales that are not applied or invested as described in the preceding paragraph will constitute "Excess Proceeds." Within 10 days after the aggregate amount of Excess Proceeds exceeds $50.0 million, ACCO Brands will make an Asset Sale Offer to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness, plus accrued and unpaid interest, on the Notes and such other pari passu Indebtedness to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by ACCO Brands so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Pending final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Credit Agreement will provide that certain asset sales will constitute a default under the Credit Agreement. Credit Facilities that ACCO Brands enters into in the future may contain similar provisions. Such defaults could result in amounts outstanding under the Credit Agreement and such other agreements being declared immediately due and payable or lending commitments being terminated. Additionally, ACCO Brands' ability to pay cash to holders of Notes following the occurrence of an Asset Sale may be limited by their then existing financial resources; sufficient funds may not be available to ACCO Brands when necessary to make any required repurchases of Notes. See "Risk Factors—Risks Relating to Our Indebtedness and the New Notes—We may be unable to make a change of control offer required by the indenture governing the notes, which would cause defaults under the indenture governing the notes and our credit facility."

        ACCO Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, ACCO Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

        Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder's registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

  Transactions with Affiliates

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

          (a)   such Affiliate Transaction is on terms that are not, taken as a whole, materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; and

          (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the disinterested members of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   (a) transactions between or among the Company and/or any of its Restricted Subsidiaries and (b) any merger of the Company and any direct parent company of the Company; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the caption "—Limitation on Restricted Payments" and the definition of "Permitted Investments;"

          (3)   the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, current or former officers, directors, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company, as determined by the Board of Directors of the Company;

          (4)   any agreement or arrangement as in effect as of the Issue Date or any amendment, modification or supplement thereto or any replacement thereof so long as any such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries in any material respect than the original agreement as in effect on the Issue Date or any transaction contemplated by any of the foregoing agreements or arrangements;

          (5)   (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, and are on terms that, taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate, (b) transactions with joint ventures or Unrestricted Subsidiaries for the purchase or sale of chemicals, products, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice or (c) any management services or support agreements entered into on terms consistent with past practice or in the ordinary course of business or approved by a majority of the Board of Directors of the Company;

          (6)   the issuance or sale of Equity Interests, other than Disqualified Stock, of the Company to any Affiliate or to any director, officer, employee or consultant of the Company, any direct or indirect parent company of the Company or any Subsidiary of the Company;

          (7)   the grant of stock options or similar rights to officers, employees, consultants and directors of the Company, any direct or indirect parent company of the Company or any of its Restricted Subsidiaries, pursuant to plans approved by the Board of Directors of the Company and the issuance of securities pursuant thereto;

          (8)   advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

          (9)   any transactions effected as part of a Qualified Receivables Transaction;

          (10) any employment, consulting, service or termination agreements, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company, any direct or indirect parent company of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers, employees, consultants and directors of the Company, any direct or indirect parent company of the Company or any of its Restricted Subsidiaries, including amounts paid pursuant to employee benefit plans, employee stock option or similar plans, in each case in the ordinary course of business and approved by the Board of Directors of the Company;

          (11) the entering into of customary agreements providing registration rights to the direct or indirect shareholders of the Company and the performance of such agreements;

          (12) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any direct or indirect parent company of the Company; provided that such director abstains from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

          (13) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent accounting or appraisal firm or investment bank of national reputation stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate;

          (14) transactions described in ACCO Brands' current public filings (limited to its 10-K, 10-Qs, 8-Ks and annual proxy statement) with the SEC on the Issue Date; and

          (15) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as contemplated by this prospectus.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness on any property or assets now owned or hereafter acquired or on any income or profits therefrom other than, in each case, Permitted Liens, unless the Notes and the Note Guarantees, as applicable, are:

          (1)   in the case of any Lien securing an Obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such Obligation with a Lien on the same properties or assets of the Company or such Restricted Subsidiary, as the case may be; and

          (2)   in the case of any Lien securing an Obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same properties or assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation.

        Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except payment in full made with the proceeds from the foreclosure, sale or other realization from an enforcement on the collateral by the holders of the Indebtedness described above of their Lien), (b) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien in each case in accordance with the terms of the Indenture, (c) payment in full of the principal of, and accrued and unpaid interest, on the Notes, or (d) a defeasance or discharge of the Notes in accordance with the procedures described below under "Defeasance" or "Satisfaction and Discharge."

  Reports

        The Indenture provides, that notwithstanding that ACCO Brands may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, ACCO Brands will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):

          (1)   within the time period specified in the SEC's rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

          (2)   within the time period specified in the SEC's rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

          (3)   promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

          (4)   any other information, documents and other reports which ACCO Brands would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that ACCO Brands shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event ACCO Brands will put such information on its website, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time ACCO Brands would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

        In addition, ACCO Brands will make such information available to prospective investors in the Notes upon request. In addition, ACCO Brands has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Notes are freely tradeable under Rule 144.

        Notwithstanding the foregoing, ACCO Brands will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

        In the event that any direct or indirect parent of ACCO Brands is or becomes a Guarantor of the Notes, the Indenture permits ACCO Brands to satisfy its obligations in this covenant with respect to financial information relating to ACCO Brands by furnishing financial information relating to such direct or indirect parent; provided that, if required by Rule 3-10 of Regulation S-X of the Securities Act, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than ACCO Brands and its Subsidiaries, on the one hand, and the information relating to ACCO Brands and the other Subsidiaries of the Company on a standalone basis, on the other hand.

  Guarantees

        If the Company or any of its Restricted Subsidiaries acquires or creates any other Domestic Subsidiary or Subsidiaries (other than an Excluded Subsidiary) on or after the date of the Indenture, then each such newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 days of the date of such acquisition or creation.

        The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any Indebtedness of the Company or any Subsidiary Guarantor (including, but not limited to, any Indebtedness under any Credit Facility) unless such Restricted Subsidiary is a Guarantor or within 30 days executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to such Subsidiary's Guarantee of such other Indebtedness if such other Indebtedness is subordinated to the Notes or Note Guarantees, as applicable, or pari passu in right of payment with such Subsidiary's Guarantee of such other Indebtedness in all other instances. In addition, in the event that any Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 days of the date of such event. The form of the Note Guarantee will be attached as an exhibit to the Indenture.

        A Subsidiary Guarantor may not (1) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its assets to, or (2) consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than, in either such case, the Company or another Subsidiary Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that the provisions described in this clause (i) shall not apply if such Subsidiary Guarantor is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) and (ii) assumes all the obligations of that Subsidiary Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

            (b)   such sale or other disposition or consolidation or merger complies with the covenant described above under "—Certain Covenants—Asset Sales."

        The Note Guarantee of a Guarantor (other than the Company) will be released:

          (1)   in connection with any sale or other disposition of Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Subsidiary of the Company, if the sale of such Capital Stock of that Guarantor complies with the covenants described above under the caption "—Certain Covenants—Asset Sales" and "—Certain Covenants—Limitation on Restricted Payments;"

          (2)   if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture;

          (3)   the release or discharge of the guarantee by such Guarantor of Indebtedness under the Credit Agreement or, solely in the case of a Note Guarantee created pursuant to the provisions described in the second paragraph under this caption, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to the covenant described under the caption "—Certain Covenants—Guarantees," except a discharge or release by or as a result of payment under such Guarantee; or

          (4)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions "—Defeasance" and "—Satisfaction and Discharge."

  Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Similar Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Merger, Consolidation or Sale of Assets

        The Indenture provides that ACCO Brands will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ACCO Brands is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of ACCO Brands and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

          (1)   either: (a) ACCO Brands is the surviving corporation; or (b) the Person formed by or surviving such consolidation or merger (if other than ACCO Brands) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that if such Person is a limited liability company or partnership (A) a corporate Wholly-Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, or (B) a corporation of which such Person is a Wholly-Owned Restricted Subsidiary organized or existing under the laws of the United States, any state thereof or the District of

  Columbia, is a co-issuer of the Notes or becomes a co-issuer of the Notes in connection therewith) and (ii) assumes all the obligations of ACCO Brands under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (2)   immediately after giving effect to such transaction no Default or Event of Default exists;

          (3)   immediately after giving effect to such transaction on a pro forma basis, (a) ACCO Brands or the Person formed by or surviving any such consolidation or merger (if other than ACCO Brands), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (b) the Fixed Charge Coverage Ratio for ACCO Brands or the Person formed by or surviving any such consolidation or merger (if other than ACCO Brands), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, as applicable, would be equal to or greater than the Fixed Charge Coverage Ratio for ACCO Brands and its Restricted Subsidiaries immediately prior to such transaction; and

          (4)   each Subsidiary Guarantor, unless such Guarantor is the Person with which ACCO Brands has entered into a transaction under the covenant described under this caption, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of such Person in accordance with the Notes and the Indenture.

        In addition, ACCO Brands will not, directly or indirectly, lease all or substantially all of the properties or assets of ACCO Brands and its Restricted Subsidiaries, considered as one entity, in one or more related transactions, to any other Person. The provisions described in clauses (2) and (3) of the immediately preceding paragraph will not apply to any merger, consolidation or sale, assignment, lease, transfer, conveyance or other disposition of assets (1) between or among ACCO Brands and any of its Restricted Subsidiaries or (2) if the sole purpose of the transaction is to change the jurisdiction of incorporation ACCO Brands or to form a holding company for ACCO Brands (provided that such holding company becomes a guarantor).

Events of Default and Remedies

        Each of the following is an event of default (an "Event of Default"), under the Indenture:

          (1)   a Default for 30 consecutive days in any payment when due of interest with respect to the Notes,

          (2)   a Default in the payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on, the Notes,

          (3)   the failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under "—Merger, Consolidation or Sale of Assets,"

          (4)   the failure by the Company or any of its Restricted Subsidiaries to comply with any other agreements in the Indenture; provided a default under this clause (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the then-outstanding Notes notify ACCO Brands of the Default and such Default is not cured within 60 days of such notice,

          (5)   Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by ACCO

  Brands or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture (other than Indebtedness owing to the Company or a Significant Subsidiary of the Company), if that Default:

            (a)   is caused by a failure to make any payment when due at the final maturity, upon required repurchase, upon declaration or otherwise (after any applicable grace period) of such Indebtedness; or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Default under clause (a) above, or the maturity of which has been so accelerated, aggregates $50.0 million or more,

          (6)   certain events of bankruptcy, insolvency or reorganization of the Company, or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company),

          (7)   failure by the Company or any Significant Subsidiary of the Company to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers, and for which the carrier(s) have acknowledged coverage in writing), which judgments are not discharged, waived or stayed for a period of 60 days, and

          (8)   any Note Guarantee of ACCO Brands or a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or ACCO Brands or any Guarantor denies or disaffirms its obligations under the Indenture or any Note Guarantee and such event continues for ten (10) days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary occurs, the principal of, premium, if any, and interest, if any, on all the Notes will become immediately due and payable without notice or other act on the part of the Trustee or any holders. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then-outstanding Notes by notice to ACCO Brands may declare the principal of, premium, if any, and accrued but unpaid interest, if any, on all the Notes to be immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the then-outstanding Notes may rescind any such acceleration and its consequences with respect to the Notes.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security to it against any loss, liability or expense for action taken in relation to the Notes. Except to enforce the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest, if any, when due on such Note, on or after the due date expressed in the Notes (which right shall not be impaired or affected without the consent of the holder), no holder may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such holder has previously given the Trustee notice that an Event of Default is continuing,

          (2)   holders of at least 25% in principal amount of the then-outstanding Notes make a written request to the Trustee to pursue the remedy,

          (3)   such holder or holders have offered the Trustee reasonable security or indemnity to it against any loss, liability or expense,

          (4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

          (5)   the holders of a majority in principal amount of the then-outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, if any, on, premium, if any, on, or the principal of, the Notes. Subject to certain restrictions, the holders of a majority in principal amount of the then-outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each holder of Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to an officer of the Trustee or written notice of it is received by the Trustee. The Trustee may withhold from holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, if any, or premium, if any) if it determines that withholding notice is in their interest. In addition, ACCO Brands is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. ACCO Brands also is required to deliver to the Trustee, within ten Business Days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action ACCO Brands is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or holder of any Equity Interests of ACCO Brands or any direct or indirect parent corporation of ACCO Brands, or any of its Subsidiaries, as such, shall have any liability for any obligations of ACCO Brands or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives all such purported claims of, and releases all such purported, liability. The waiver and release described in this paragraph are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance

        ACCO Brands may, at its option and at any time, terminate and discharge all of its obligations under the Notes and all obligations of the Guarantors will be discharged with respect to their Note Guarantees ("Legal Defeasance"), except for

          (1)   the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to below;

          (2)   ACCO Brands' obligations with respect to the Notes concerning temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and ACCO Brands' and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

        In addition, ACCO Brands may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as otherwise described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default and the related acceleration of the payment of Notes (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply.

        ACCO Brands may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   ACCO Brands must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest, if any, and premium, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and ACCO Brands must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, ACCO Brands shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) ACCO Brands has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, ACCO Brands shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the grant of any Lien securing such borrowing);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the grant of any Lien securing such borrowing);

          (6)   ACCO Brands must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by ACCO Brands with the intent of preferring the holders of Notes over the other creditors of ACCO Brands with the intent of defeating, hindering, delaying or defrauding creditors of ACCO Brands or others;

          (7)   if the Notes are to be redeemed prior to their Stated Maturity, ACCO Brands must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

          (8)   ACCO Brands must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendments, Supplements and Waivers

        Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes), and any Default or non-compliance with, or requirement for future compliance with, any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

          (1)   reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

          (2)   reduce the rate of or change the time for payment of interest on, any Note,

          (3)   reduce the principal of or change the Stated Maturity of any Note,

          (4)   waive or reduce any payment or premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "—Optional Redemption" above (other than the requirement to provide not less than 30 days' notice),

          (5)   make any Note payable in money or currency other than that stated in such Note,

          (6)   impair the right of any holder to receive payment of principal of, premium, if any, or interest on such holder's Notes on or after the due dates therefor (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or the right to institute suit for the enforcement of any payment on or with respect to such holder's Notes,

          (7)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, interest, if any, or premium, if any, on the Notes,

          (8)   make any change in the amendment and waiver provisions herein which require each holder's consent,

          (9)   release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture,

          (10) expressly subordinate such Note or any Note Guarantee to any other Indebtedness of ACCO Brands or any Guarantor or make any other change in the ranking or priority of any Note that would adversely affect the holders;

          (11) amend, change or modify the obligation of ACCO Brands to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption "—Certain Covenants—Asset Sales" after the obligation to make such Asset Sale Offer has arisen, or the obligation of ACCO Brands to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption "—Repurchase at the Option of Holders—Change of Control" after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto,

          (12) except as otherwise permitted under the covenants described under the captions "—Merger, Consolidation and Sale of Assets" and "—Certain Covenants—Guarantees," consent to the assignment or transfer by ACCO Brands or any Guarantor of any of their rights or obligations under the Indenture, or

          (13) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration).

        Notwithstanding the preceding, without the consent of any holder of Notes, ACCO Brands, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of ACCO Brands' or any Guarantor's obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of ACCO Brands' or such Guarantor's assets, in either case as permitted under the captions "—Merger, Consolidation and Sale of Assets" or "—Certain Covenants—Guarantees";

          (4)   to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (6)   to comply with the provision described under "—Certain Covenants—Guarantees;"

          (7)   to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees;

          (8)   to evidence and provide for the acceptance of appointment by a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

          (9)   to provide for the issuance of additional Notes in accordance with the limitations in the Indenture as set forth in the Indenture; or

          (10) to grant any Lien for the benefit of the holders of the Notes.

        The consent of the holders of Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, ACCO Brands is required to mail to the respective holders of Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of Notes entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (1)   either (a) all the Notes that have been authenticated (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by ACCO Brands and thereafter repaid to ACCO Brands or discharged from such trust) and have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of ACCO Brands, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of ACCO Brands, and ACCO Brands or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, interest, if any, on the Notes to the date of maturity or redemption together with irrevocable instructions from ACCO Brands directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which ACCO Brands or any Guarantor is a party or by which ACCO Brands or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and, in each case, the granting of Liens to secure such borrowings);

          (3)   ACCO Brands and/or the Guarantors have paid all other sums payable under the Indenture; and

          (4)   ACCO Brands has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Concerning the Trustee

        Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by ACCO Brands as registrar and a paying agent with regard to the Notes. The Trustee and its affiliates have engaged, currently are engaged and may in the future engage in other transactions with ACCO Brands, the Guarantors and their respective affiliates in the ordinary course of their business.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to ACCO Brands Corporation, Kemper Lakes Business Center, Four Corporate Drive, Lake Zurich, Illinois 60047.

Book-Entry, Delivery and Form

        Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will be issued in the form of one or more registered notes in book-entry form (collectively, the "Global Notes"). Each such Global Note will be registered in the name of The Depository Trust Company ("DTC") or its nominee, as depositary, and will be deposited with DTC or a nominee thereof or custodian therefor. Interest in each such Global Note will not be exchangeable for certificated notes in definitive, fully registered form, except in the limited circumstances described below. We will be entitled, along with the Trustee and any other agent, to treat DTC or its nominee, as the case may be, as the sole owner and holder of the Global Notes for all purposes.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        Payments, transfers, exchanges and other matters relating to beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"), which may change from time to time.

Depositary Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them, none of the Company or any other Restricted Subsidiary of the Company takes responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised ACCO Brands that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised ACCO Brands that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium on, if any, or interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, ACCO Brands and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither ACCO Brands, the Trustee nor any agent of ACCO Brands or the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised ACCO Brands that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or ACCO Brands. Neither ACCO Brands nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and ACCO Brands and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to certain restrictions, transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised ACCO Brands that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at anytime. None of ACCO Brands, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for certificated Notes only if:

          (1)   DTC notifies ACCO Brands that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and in either case, ACCO Brands fails to appoint a successor depositary;

          (2)   ACCO Brands in its discretion at any time determines not to have any or all the Notes represented by such Global Note; or

          (3)   there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note.

        Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as

DTC or any successor depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes,

          (1)   certificated Notes will be issued only in fully registered form in approved denominations requested by or on behalf of the depository (in accordance with its customary procedures);

          (2)   payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of ACCO Brands maintained for such purposes; and

          (3)   no service charge will be made for any registration of transfer or exchange of the certificated Notes, although ACCO Brands may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Same-Day Settlement and Payment

        ACCO Brands will make payments in respect of the Notes represented by the Global Notes, including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Global Note holder. ACCO Brands will make all payments of principal, interest, if any, and premium, if any, with respect to certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be made eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. ACCO Brands expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Indebtedness" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the Note; or

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the Note at April 30, 2017 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the Note through April 30, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of the Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale and Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary of the Company) whether in a single transaction or a series of related transactions, in each case other than:

            (a)   a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control;

            (c)   any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $10.0 million;

            (e)   any disposition of property or assets by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;

            (f)    sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

            (g)   foreclosure, condemnation, casualty or any similar action with respect to property or other asset of the Company or any of its Restricted Subsidiaries;

            (h)   sales, discounts or leases of inventory, equipment, accounts receivable or other current assets in the ordinary course of business or the conversion of accounts receivable to notes receivable;

            (i)    any disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the Indenture;

            (j)    the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

            (k)   any issuance of employee stock options or stock awards pursuant to benefit plans of the Company or any of its Restricted Subsidiaries;

            (l)    the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

            (m)  terminations of obligations under Hedging Obligations;

            (n)   dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements permitted to be entered into under the terms of the Indenture;

            (o)   any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (p)   a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing; and

            (q)   the lease, assignment or sublease of any real or personal property in the ordinary course of business.

        "Asset Sale Offer" has the meaning assigned to that term in the Indenture governing the Notes.

        "beneficial owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "beneficially owns" and "beneficially owned" shall have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means as of any date, an amount, determined on a consolidated basis and in accordance with GAAP, equal to the sum of (1) 70% of the aggregate book value of inventory plus (2) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries, after giving pro forma effect for acquisitions, investments or dispositions (as determined in accordance with GAAP) of the Company and its Restricted Subsidiaries that had occurred on or prior to such date of determination. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base then available, after giving pro forma effect for acquisitions, investments or dispositions (as determined in accordance with GAAP) of the Company and its Restricted Subsidiaries that had occurred on or after such date and on or prior to such date of determination.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Dividend" means the distribution by Monaco SpinCo Inc. to the Seller and/or one or more of its Affiliates, directly or indirectly, of approximately $460,000,000 in cash or a combination of cash and the Notes.

        "Cash Equivalents" means:

          (1)   U.S. Dollars, pounds sterling, euros, any national currency of any participating member state of the EMU or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

          (3)   certificates of deposit, time deposits, money market deposits, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least "A" or the equivalent thereof by Moody's or S&P;

          (4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and (7) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper issued by a Person (other than an Affiliate of the Company) rated at least "A-1" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

          (6)   investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

          (7)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P in each case with maturities not exceeding two years from the date of acquisition;

          (8)   Indebtedness issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's, in each case with maturities not exceeding two years from the date of acquisition; and

          (9)   in the case of any Foreign Subsidiary:

            (a)   direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof;

            (b)   investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which investments or obligors, or the direct or indirect parents of such obligors, have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

            (c)   investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, or the direct or indirect parents of such obligors, which investments or obligors, or the direct or indirect parents of such obligors, are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors, or the direct or indirect parent of such obligors.

        "CFC Subsidiary" means any Restricted Subsidiary of ACCO Brands that is a controlled foreign corporation for purposes of Section 957 of the Internal Revenue Code.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

          (2)   the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than ACCO Brands, including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or purchase, of beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any direct or indirect parent of the Company; or

          (3)   individuals who on the Issue Date constituted the Board of Directors of ACCO Brands (together with any new directors whose election by such Board of Directors of ACCO Brands or whose nomination for election by the stockholders of ACCO Brands, as the case may be, was approved by a vote of a majority of the directors of ACCO Brands then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of ACCO Brands then in office; or

          (4)   after the consummation of the Merger and the execution of the supplemental indenture by ACCO Brands, the first day on which ACCO Brands ceases to own 100% of the outstanding Equity Interests of Monaco SpinCo Inc.

For purposes of this definition, any direct or indirect holding company of the Company (including ACCO Brands) shall not itself be considered a Person or group (within the meaning of

Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) for purposes of clause (2) above, provided that no Person or group (other than ACCO Brands) beneficially owns, directly or indirectly, more than 50% of the Voting Stock of such holding company.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding (a) any expenses resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Transactions or any acquisition, (b) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (c) any expensing of any bridge, commitment or other financing fees and (d) penalties and interest related to taxes; plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

          (3)   commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Company and its Restricted Subsidiaries; minus

          (4)   interest income for such period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

          (1)   the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary thereof in respect of such period;

          (2)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Net Income of the Company will be increased by the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

          (3)   the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting principles during such period shall be excluded;

          (4)   any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto) (including such fees, expenses or charges in connection with the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit-plans, including, without limitation, any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be Incurred under the Indenture (in each case, whether or not successful), shall be excluded;

          (5)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded;

          (6)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligation or other derivative instruments shall be excluded;

          (7)   any other non-cash items (including, without limitation, equity based compensation expense) which would otherwise increase or decrease Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period or an accrual of, or cash reserve for, anticipated cash charges in a future period) shall be excluded;

          (8)   effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

          (9)   any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

          (10) any currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded, until such gains or losses are actually realized;

          (11) any expenses or reserves for liabilities to the extent that the Company or any of its Restricted Subsidiaries is entitled to indemnification or reimbursement thereof under binding agreements or an insurance claim therefore shall be excluded; provided that any liabilities for which the company or such Restricted Subsidiary is not actually indemnified or covered by insurance shall reduce Net Income in the period in which it is determined that the Company or such Restricted Subsidiary will not be indemnified or that the applicable insurer will not pay such insurance claim; and

          (12) any impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) or as a result of a change in law or regulation, in each case pursuant to GAAP, shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Taxes" means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes taken into account in calculating Consolidated Net Income.

        "Contingent Obligations" means with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds:

            (a)   for the purchase or payment of any such primary obligation; or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means that certain credit agreement, dated as of March 26, 2012, by and among ACCO Brands, the Guarantors, certain subsidiaries of ACCO Brands, and the lenders party thereto, providing for up to $1,270.0 million of revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

          (1)   matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

          (3)   is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under "—Certain Covenants—Limitation on Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of ACCO Brands other than a Restricted Subsidiary that is (1) a CFC Subsidiary or (2) a Subsidiary of any such CFC Subsidiary.

        "DRE" means any Person who is "disregarded" as an entity separate from its owner under Section 7701 of the Internal Revenue Code and the U.S. Treasury Regulations promulgated pursuant thereto.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

          (1)   Consolidated Taxes; plus

          (2)   Fixed Charges; plus

          (3)   Consolidated Depreciation and Amortization Expense; plus

          (4)   the amount of any restructuring charges, integration costs or other business optimization expenses, including any one-time costs incurred in connection with the Transactions, other acquisition or related to closure and/or consolidation of facilities; plus

          (5)   the amount of any minority interest expense consisting of Subsidiary interest attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (less the amount of any cash dividends paid to the holders of such minority interests); plus

          (6)   the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

          (7)   any costs or expense incurred pursuant to any management equity plan, restricted stock plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus

          (8)   any net loss from disposed or discontinued operations; plus

          (9)   any other non-cash charges, including any write-offs or write-downs (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); less

          (10) (a) any non-cash items increasing Consolidated Net Income of such Person for such period, excluding any non-cash items to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) any net income from disposed or discontinued operations.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Capital Stock of the Company or any direct or indirect parent of the Company, as applicable, other than Disqualified Stock, other than public offerings with respect to the Company's or such direct or indirect parent company's common stock registered on Form S-8.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Subsidiary" means:

          (1)   ACCO Brands Receivables Funding LLC;

          (2)   any CFC Subsidiary;

          (3)   any Subsidiary of ACCO Brands other than a CFC Subsidiary, but only if (i) it is a direct or indirect owner of more than 65% of the voting equity interests of one or more CFC Subsidiaries, (ii) it and all other entities (if any) through which it owns (directly or indirectly) more than 65% of the voting equity interests of such CFC Subsidiaries are DREs or partnerships for U.S. federal income tax purposes, (iii) all or substantially all of its assets and each such DRE's or partnership's assets are interests in such CFC Subsidiaries (and cash and Cash Equivalents incidental thereto and Capital Stock, other equity interests or Indebtedness of such CFC Subsidiaries) and (iv) it and each such DRE or partnership does not directly hold an equity interest in a Domestic Subsidiary other than a DRE or partnership described in this clause (3);

          (4)   any domestic corporate (for U.S. federal income tax purposes) Subsidiary if all or substantially all of its assets consist of (i) more than 65% of the voting equity interests of one or more CFC Subsidiaries (and cash and Cash Equivalents incidental thereto and Capital Stock, other equity interests or Indebtedness of such CFC Subsidiaries held directly or indirectly solely through one or more DREs) and/or (ii) interests in one or more DREs in each case whose assets consist solely of more than 65% of the voting equity interests of such CFC Subsidiaries (and cash and

  Cash Equivalents incidental thereto and Capital Stock, other equity interests or Indebtedness of such CFC Subsidiaries and other immaterial assets) that are held directly or indirectly solely through one or more DREs; and

          (5)   any Subsidiary of an Excluded Subsidiary described in clause (2), (3) or (4) to the extent not treating such Subsidiary as an Excluded Subsidiary creates a substantial risk of a material adverse tax consequence to the Company;

provided that to the extent that any Subsidiary of the Company would be deemed to be an Excluded Subsidiary pursuant to clause (2), (3), (4) or (5) above, but such Subsidiary Guarantees Obligations under the Senior Subordinated Notes, then, for so long as at least $25.0 million of Senior Subordinated Notes remain outstanding, such Subsidiary shall not be deemed to be an Excluded Subsidiary unless and until such time as the respective Subsidiary is released from all of its Guarantee Obligations under the Senior Subordinated Notes.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) outstanding on the date of the Indenture, until such amounts are repaid.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, determined in good faith by the Company; provided that such determination of Fair Market Value shall be determined in good faith by the chief financial officer, chief accounting officer, or controller of the Company with respect to valuations in excess of $1.0 million, but not in excess of $50.0 million or determined by the Board of Directors of the Company with respect to valuations equal to or in excess of $50.0 million, as applicable, which determination will be conclusive (unless otherwise provided in the Indenture).

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of ordinary working capital borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event (including the Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, without duplication, (1) cost savings and operating expense reductions and other operating improvements or synergies that have been or are expected, in the reasonable judgment of such financial or accounting officer as set forth in an Officers' Certificate, to be realized within 12 months (or, with respect to any operating expense reductions and other operating improvements or synergies expected to be realized in connection with the Transactions, 18 months) from the effective date of the applicable pro forma event which is being given pro forma effect (in each case as though such operating expense reductions and other operating improvements or synergies had been realized on the first day of the applicable four-quarter period) and (2) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as described under "Summary Unaudited Pro forma Combined Condensed Financial Data" under "Summary" in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of twelve months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum of:

          (1)   Consolidated Interest Expense, and

          (2)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means any Restricted Subsidiary of ACCO Brands other than a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date. For the purposes of the Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

        "Guarantors" means:

          (1)   each direct or indirect Domestic Subsidiary of ACCO Brands on the date of the Indenture (other than any Excluded Subsidiary);

          (2)   any other Restricted Subsidiary of ACCO Brands that executes a Note Guarantee from time to time in accordance with the provisions of the Indenture; and

          (3)   their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates and/or commodity prices.

        "holder" means a Person in whose name a Note is registered on the registrar's books.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" means, with respect to any specified Person, without duplication:

          (1)   any indebtedness of such Person, without duplication, whether or not contingent,

            (a)   in respect of borrowed money,

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof), excluding letters of credit securing obligations other than obligations described in subclauses (a), (b), (e) and (f) of this clause (1) and entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon, or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth (5th) Business Day following receipt by such Person of a demand for reimbursement,

            (c)   in respect of bankers' acceptances,

            (d)   representing the deferred balance and unpaid purchase price of any property, except (i) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (iii) any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of the Company that are not Disqualified Stock,

            (e)   in respect of Capitalized Lease Obligations, or

            (f)    representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of the type referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

          (3)   to the extent not otherwise included, Indebtedness of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, the Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business or (2) Obligations under or in respect of Qualified Receivables Financing.

        "Initial Purchasers" means, collectively, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., Banco Bilbao Vizcaya Argentaria, S.A., PNC Capital Markets LLC, Scotia Capital (USA) Inc., Barrington Research Associates, Inc. and CJS Securities, Inc.

        "Investment Grade Rating" means, a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P and Moody's or, in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, payroll, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP in the same manner as the other investments included in this definition to the extent such items involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) to:

            (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation, less

            (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or any of its Restricted Subsidiaries in respect of such Investment.

        "Issue Date" means April 30, 2012.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merger" means the merger of Merger Sub with and into ACCO Brands pursuant to the Transaction Agreement, with , Monaco SpinCo Inc. surviving the merger as a Wholly-Owned Subsidiary of ACCO Brands.

        "Merger Sub" means Augusta Acquisition Sub, Inc., a Wholly-Owned Subsidiary of ACCO Brands.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash payments received (1) upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale or any cash received in connection with a Permitted Asset Swap and (2) by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale or the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any severance, restructuring, retention, relocation and integration expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any), and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Certain Covenants—Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "New York Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        "Note Guarantee" means a Guarantee of the Notes pursuant to the Indenture.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest accruing after the commencement of any insolvency or liquidation proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

        "Officers' Certificate" means a certificate signed on behalf of a Person by at least two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements of the Indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of ACCO Brands or the Trustee) that meets the requirements of the Indenture.

        "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which the consideration received by the transferor consists primarily of properties or assets to be used in a Similar Business; provided that the fair market value (determined in good faith by the Board of Directors of the Company if such amount is reasonably likely to exceed $50.0 million) of properties or assets received by the Company or any such Restricted Subsidiary in connection with such Permitted Asset Swap is at least equal to the fair market value (determined in good faith by the Board of Directors of the Company if such amount is reasonably likely to exceed $50.0 million) of properties or assets transferred by the Company or such Restricted Subsidiary in connection with such Permitted Asset Swap.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)   any Investment in cash, Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Company; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of "—Certain Covenants—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part thereof; provided, that such amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing does not increase the aggregate principal amount thereof;

          (6)   advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time in the aggregate;

          (7)   any Investment acquired by the Company or any of its Restricted Subsidiaries in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business;

          (8)   any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (9)   Hedging Obligations permitted under clause (9) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

          (10) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses, commission and payroll advances and other similar expenses or advances, in each case Incurred in the ordinary course of business or to fund such Person's purchase of Equity Interests in the Company or any direct or indirect parent company thereof;

          (11) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph described under "—Certain Covenants—Limitation on Restricted Payments";

          (12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5), and (8) of such paragraph);

          (13) Guarantees issued in accordance with the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Guarantees";

          (14) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (15) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

          (16) any Investment by Restricted Subsidiaries of the Company or by the Company in other Restricted Subsidiaries of the Company or in the Company and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of the Company;

          (17) Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

          (18) Investments consisting of intercompany indebtedness between ACCO Brands and the Guarantors or between Guarantors and permitted by the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

          (19) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

          (20) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

          (21) any Investment in a Similar Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (21) since the Issue Date that are at any time outstanding, not to exceed the greater of (a) $50.0 million or (b) 2.00% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

          (22) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) since the Issue Date that are at any time outstanding, not to exceed the greater of (a) $50.0 million or (b) 2.00% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Liens" means:

          (1)   Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the Indenture to be Incurred pursuant to clause (1) of the second paragraph of the covenant described under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and/or securing Hedging Obligations related thereto;

          (2)   Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted to be Incurred pursuant to the covenant described under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" provided that immediately after giving effect to the creation or Incurrence of any such Lien pursuant to this clause (2), the Senior Secured Leverage Ratio of the Company would be equal to or less than 2.50 to 1.00;

          (3)   Liens in favor of the Company or any Restricted Subsidiary;

          (4)   Liens on property, assets or shares of Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such merger, acquisition, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated, combined or amalgamated with the Company or the Restricted Subsidiary;

          (5)   Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

          (6)   Liens existing on the date of the Indenture (other than Liens securing the Obligations under the Credit Agreement outstanding on the date of the Indenture);

          (7)   Liens to secure any Refinancing Indebtedness permitted to be incurred under the Indenture; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (8)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by the provision described in clause (14) of the second paragraph of the covenant described under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 180 days of such acquisition, construction or improvement;

          (9)   Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and employee health and disability benefits;

          (10) Liens to secure the performance of tenders, completion guarantees, statutory obligations, judgments, bids, contracts, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature incurred in the ordinary course of business;

          (11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for a period of more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;

          (12) Liens imposed by law, such as carriers' warehousemen's, landlords' mechanics', suppliers', materialmen's and repairmen's Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case incurred in the ordinary course of business;

          (13) licenses, entitlements, servitudes, encumbrances, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, minor imperfections of title, minor survey defects or other similar restrictions on the use of any real property that were not incurred in connection with Indebtedness and do not, in the aggregate, materially adverse the value of said properties or materially interfere with their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

          (14) leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (15) with respect to any leasehold interest where the Company or any Restricted Subsidiary of the Company is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord's or sublandlord's interest in such leased real property;

          (16) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

          (17) Liens (a) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;

          (18) Liens securing judgments for the payment of money not constituting an Event of Default under the Indenture, so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (21) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under the Indenture;

          (22) any extension, renewal or replacement, in whole or in part of any Lien described in clauses (4), (5), (6) and (8) of this definition of "Permitted Liens;" provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

          (23) Liens on cash or Cash Equivalents securing Hedging Obligations in existence on the date of the Indenture, or permitted to be incurred under, the Indenture;

          (24) Liens on accounts receivable, chattel paper and other related assets of a Receivables Subsidiary incurred in connection with Indebtedness Incurred by such Receivables Subsidiary in a Qualified Receivables Financing that is without recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

          (25) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business and consistent with past practice, including, without limitation, the licensing of any intellectual property that the Company or any of its Subsidiaries determine to no longer utilize;

          (26) Liens to secure Indebtedness permitted by the provision described in clause (19) of the second paragraph of the covenant described under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" provided, that Liens securing Indebtedness permitted to be Incurred pursuant to clause (19) extend only to assets of Foreign Subsidiaries;

          (27) Liens incurred in connection with insurance premium financing;

          (28) Liens securing Indebtedness or other Obligations of a Restricted Subsidiary of the Company owing to the Company or a Guarantor permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

          (29) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (30) Liens on specific items of inventory or other goods and proceeds of the Company or any Restricted Subsidiary of the Company securing the Company's or such Restricted Subsidiary's obligations in respect of bankers' acceptances issued or created for the account of the Company or such Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

          (31) Liens securing obligations owed by the Company or any Restricted Subsidiary of the Company in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfer of funds; and

          (32) Liens other than any of the foregoing incurred by the Company or any Restricted Subsidiary of the Company with respect to Indebtedness or other Obligations that do not constitute Indebtedness and that do not, in the aggregate, exceed the greater of (a) $50.0 million or (b) 2.00% of the Total Assets (determined as of the date of any Incurrence).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Purchase Money Note" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (1)   the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

          (2)   all sales and/or contributions of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company); and

          (3)   the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

        "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P's or Moody's, or both, as the case may be.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Wholly-Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

          (3)   to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Registration Rights Agreement" means a registration rights agreement with respect to the Notes dated as of May 1, 2012, among ACCO Brands, the Guarantors and the Initial Purchasers.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of Notes," all references to Restricted Subsidiaries shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary of the Company.

        "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the United States Securities and Exchange Commission.

        "Second Merger" means the merger of the issuer with and into Mead Products LLC, with Mead Products LLC surviving the merger as a Wholly-Owned Subsidiary of ACCO Brands.

        "Secured Debt" means funded Indebtedness that is secured by a Lien.

        "Seller" means MeadWestvaco Corporation.

        "Senior Secured Leverage Ratio" means, as of any date of determination, the ratio of (1) Secured Debt of such Person as of the last day of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination to (2) EBITDA of such Person for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of Secured Debt and EBITDA as are consistent with the adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Senior Secured Notes" means the senior secured notes due 2015 of ACCO Brands issued under an indenture dated September 30, 2009 in an original principal amount of $460,000,000.

        "Senior Subordinated Notes" means the senior subordinated notes due 2015 of ACCO Brands issued under the Senior Subordinated Notes Indenture.

        "Senior Subordinated Notes Documents" means the Senior Subordinated Notes Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

        "Senior Subordinated Notes Indenture" means the indenture, dated as of August 5, 2005, among ACCO Finance I, Inc., as issuer, the guarantors party thereto and Wachovia Bank, National Association, as trustee thereunder, and the supplemental indenture, dated as of August 17, 2005, among ACCO Brands, as successor issuer to ACCO Finance I, Inc., the guarantors party thereto and Wachovia Bank, National Association, as trustee thereunder.

        "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X under the Securities Act.

        "Similar Business" means a business, the majority of whose revenues are derived from the type of activities conducted by the Company and its Subsidiaries as of the Issue Date, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantors" means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company then available, after giving pro forma effect for acquisitions or dispositions of Persons, divisions or lines of business that had occurred on or after such balance sheet date and on or prior to such date of determination.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of November 17, 2011, among the Seller, Monaco SpinCo Inc., ACCO Brands and Merger Sub, as the same may be amended prior to the Issue Date.

        "Transactions" means, collectively, the transactions contemplated by the Transaction Agreement, the consummation of the Cash Dividend, the issuance of the Notes, the Second Merger, the tender offer and consent solicitation relating to the Senior Secured Notes, the redemption of the Senior Subordinated Notes and the borrowings under the Credit Agreement as in effect on May 1, 2012.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 30, 2017; provided, however, that if the period from the redemption date to April 30, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

  "Unrestricted Subsidiary" means

          (1)   any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any assets of the Company or any of its Restricted Subsidiaries; provided, further, however, that either:

          (a)   the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

          (b)   if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (1)   (a) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (b) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

          (2)   no Event of Default shall have occurred and be continuing.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

        "Voting Equity Interests" of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly-Owned Restricted Subsidiary" means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF OLD NOTES

        The terms of the old notes are identical in all material respects to those of the new notes, except that (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations. The old notes provide that, in the event that the registration statement in which this prospectus is included is not filed with the SEC on or before April 30, 2013; declared effective by the SEC on or before July 29, 2013; or the exchange offer is not consummated within 30 business days after the effectiveness of such registration statement, or, in certain limited circumstances, in the event that a shelf registration statement with respect to the resale of the old notes is not filed within 90 days from the date on which the obligation to file such shelf registration statement arises or is not declared effective within 180 days after such obligation arises, then we will pay additional interest to each holder of old notes, with respect to the first 90-day period immediately following the occurrence of such an event in an amount equal to one-quarter of one percent (0.25%) per annum (in addition to the interest rate on the old notes) on the principal amount of the old notes held by such holder. In addition, the amount of additional interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of the old notes with respect to each subsequent 90-day period until such failure has been cured, up to a maximum amount of additional interest of 1.0% per annum of the principal amount of such old notes. The new notes are not, and upon consummation of the exchange offer with respect to the old notes will not be, entitled to any such additional interest. Accordingly, holders of old notes should review the information set forth under "Risk Factors" and "Description of New Notes."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF THE NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS EXCHANGE OFFER IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS OF THE NOTES, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF THE NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following is a general discussion of the material United States federal income tax consequences relevant to the exchange of old notes for new notes (with terms substantially identical to those of the old notes for which they are exchanged) pursuant to the exchange offer as described herein, but does not purport to be a complete analysis of all the potential tax considerations that may be relevant to a particular holder of the notes. The summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," United States Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service, or IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under United States federal income tax laws (such as broker dealers, insurance companies, expatriates, tax-exempt organizations, persons subject to alternative minimum tax, or persons that are, or hold their notes through, partnerships or other pass-through entities) or to persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax consequences other than United States federal income tax consequences. This summary deals only with persons who acquired their old notes pursuant to their original issuance at their initial issue price, hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and acquire new notes pursuant to the terms of the exchange offer as described herein. This summary does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

        The exchange of old notes for new notes (with substantially identical terms as the old notes for which they are exchanged) pursuant to the exchange offer as described herein will not be a material modification of the terms of the notes and thus will not constitute a taxable event for U.S. federal income tax purposes. Accordingly, a holder's adjusted tax basis in such new notes should equal the holder's adjusted tax basis in the old notes (as of immediately before the exchange) for which they were exchanged, and a holder's tax holding period in such new notes should include the holder's holding period of such old notes.

        This summary is for general information only. Holders of the notes are urged to consult their independent tax advisors concerning the U.S. federal income taxation and other tax consequences to them of exchanging old notes for new notes and acquiring, owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                    , 2013, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        The Company will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and guarantees offered hereby have been passed upon for us by Vedder Price P.C., Chicago, Illinois.

 EXPERTS

        The consolidated financial statements and schedule of ACCO Brands Corporation as of December 31, 2012, and for each of the three years in the period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and the by-laws of ACCO Brands and its subsidiaries.

  Registrants incorporated in Delaware

        With respect to the registrants incorporated in Delaware, Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Further subsections of DGCL Section 145 provide that:

  •
  to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

  •
  the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

  •
  the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        As used in this Item 20, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

        Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

  ACCO Brands Corporation

        The indemnification provisions of the DGCL described in "Registrants incorporated in Delaware" above also relates to directors and officers of the ACCO Brands Corporation.

        The by-laws of the Company provide that the Company will indemnify any director or officer who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall also apply in cases where the director or officer is a party to an action or suit by or in the right of the Company unless such person has been judged liable to the Company, provided that indemnification will still apply if the Court of Chancery of Delaware or the court in which the action or suit was brought determines that the director or officer is fairly entitled to indemnity for all expenses that the court shall deem proper. In cases where the director or officer is successful in defending one or more but not all claims brought against such person, the Company shall indemnify the director or officer against all expenses actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved (for purposes of this provision, successful defense of a claim shall mean the termination of any claim, with or without prejudice).

        The indemnification of directors and officers shall also extend to instances where the director or officer is not a party to the action but a witness involved in a suit, action or proceeding. The determination of conduct required for indemnification to operate under the by-laws shall be in cases when (a) a change of control has not occurred, (i) by the board of directors by a majority vote of the disinterested directors even though less than a quorum, or (ii) if there are no disinterested directors or, even if there are disinterested directors, a majority of such disinterested directors so directs by (x) independent counsel in a written opinion to the board of directors, or (y) the stockholders of the Company, or (b) if a change of control shall have occurred, by the independent counsel selected by the claimant in a written opinion to the board of directors, unless the claimant requests that such determination be made by the board of directors in which case it shall be made as in clause (a) of this sentence. Expenses incurred in the determination of entitlement to indemnification are also indemnified.

        If a change of control has not occurred or if it shall have occurred and the claimant requests that the determination be made by the board of directors, the claimant will be presumed to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the board of directors following receipt of the request the board shall not have resolved by majority vote of the disinterested directors to submit the determination to an independent counsel or the stockholders for their determination at the next annual meeting, or any special meeting held earlier and (ii) within sixty days after receipt by the Company of the request (or if in good faith the board of directors determines that additional time is required by it for the determination and, prior to the end of the sixty day period, notifies the claimant) the board shall not have made the determination by a majority vote of the disinterested directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have held on or before the date prescribed (or on or before a later date, not exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the board of directors acting in good faith) provided, however that this sentence shall not apply if the claimant has misstated or omitted to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty day or ninety day period referred to in clause (a)(ii) of the immediately preceding sentence or (II) if the board of directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting. The indemnification and expenses provided shall continue as to any director or officer after their term or employment as a director or officer and shall inure to the benefit of the heirs of such person.

        Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company, at the sole discretion of the board of directors, in advance of the final disposition of such action, suit or proceeding, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred; provided that in each case the Company shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in such by-laws.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  Guarantor incorporated in Delaware

        ACCO International Holdings, Inc. (the "Delaware Corporate Guarantor") is organized under the laws of the state of Delaware.

        The indemnification provisions of the DGCL described in "Registrants incorporated in Delaware" above also relates to directors and officers of the Delaware Corporate Guarantor.

        The by-laws of the Delaware Corporate Guarantor, provide that the corporation will indemnify any director or officer who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall also apply in cases where the director or officer is a party to an action or suit by or in the right of the corporation unless such person has been judged liable to the corporation, provided that indemnification will still apply if the Court of Chancery of Delaware or the court in which the action or suit was brought determines that the director or officer is fairly entitled to indemnity for all expenses that the court shall deem proper. In cases where the director or officer is successful in defending the claims brought against such person, the corporation shall indemnify the director or officer against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. The indemnification and expenses provided shall continue as to any director or officer after their term or employment as a director or officer and shall inure to the benefit of the heirs of such person.

        The Delaware Corporate Guarantor's by-laws permits it to purchase and maintain insurance on behalf of its directors, officers and certain other parties against any liability asserted against and incurred by such person in such capacity. The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the Delaware Corporate Guarantor, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  ACCO Brands USA LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Under the ACCO Brands USA LLC limited liability company agreement, the Company will indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, including ACCO Brands USA LLC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  ACCO Europe Finance Holdings, LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Pursuant to the ACCO Europe Finance Holdings, LLC limited liability company agreement, ACCO Europe Finance Holdings, LLC will indemnify and hold harmless each officer and director from and against all claims, in which the officer and director may be involved or may be threatened to be involved by reason of such officers' and directors' good faith management of the company.

        Furthermore, ACCO Europe Finance Holdings, LLC will indemnify its officers and directors to the fullest extent permitted under applicable law; however, officers and directors will not be entitled to receive indemnification under the limited liability company agreement with respect to: (i) any claim with respect to which any officer and director has engaged in fraud, bad faith, gross negligence or willful misconduct, or (ii) any claim initiated by such officer and director unless such claim (A) was brought to enforce such officers' and directors' rights to indemnification, or (B) was authorized or consented by the Board of Directors.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, including ACCO Europe Finance Holdings, LLC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  General Binding LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Under the General Binding LLC limited liability company agreement, the Company will indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, including General Binding LLC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

  GBC International, Inc.

        With respect to GBC International, Inc., which is incorporated under the laws of the State of Nevada, the Chapter 78 of the Nevada Revised Statutes provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

        Furthermore, Chapter 78 of the Nevada Revised Statutes provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

        Finally, Chapter 78 of the Nevada Revised Statutes provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        The Bylaws of GBC International, Inc. do not contain provisions regarding indemnification.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, including GBC International, Inc., and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Item 21.    Exhibits.

        The exhibits listed below in the "Index to Exhibits" are part of this Registration Statement on Form S-4 and are numbered in accordance with Item 601 of Regulation S-K.

Item 22.    Undertakings.

        The following undertakings are made by each of the undersigned registrants.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (7)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 16th day of April, 2013.

ACCO BRANDS CORPORATION
By:	/s/ BORIS ELISMAN Boris Elisman Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal V. Fenwick, Thomas P. O'Neill, Jr. and Pamela R. Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 16th day of April, 2013.

Signature	Title

/s/ BORIS ELISMAN Boris Elisman	Chief Executive Officer (Principal Executive Officer) and Director
/s/ NEAL V. FENWICK Neal V. Fenwick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ THOMAS P. O'NEILL, JR. Thomas P. O'Neill, Jr.	Senior Vice President, Finance and Accounting (Principal Accounting Officer)
/s/ ROBERT J. KELLER Robert J. Keller	Chairman of the Board
/s/ JAMES A. BUZZARD James A. Buzzard	Director

Signature	Title

/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak	Director
/s/ G. THOMAS HARGROVE G. Thomas Hargrove	Director
/s/ ROBERT H. JENKINS Robert H. Jenkins	Director
/s/ THOMAS KROEGER Thomas Kroeger	Director
/s/ MICHAEL NORKUS Michael Norkus	Director
/s/ SHEILA G. TALTON Sheila G. Talton	Director
/s/ NORMAN H. WESLEY Norman H. Wesley	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 16th day of April, 2013.

ACCO BRANDS USA LLC
By:	/s/ PAMELA R. SCHNEIDER Pamela R. Schneider Senior Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal V. Fenwick, Thomas P. O'Neill, Jr. and Pamela R. Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 16th day of April, 2013.

Signature	Title

/s/ BORIS ELISMAN Boris Elisman	Chief Executive Officer (Principal Executive Officer) and Director
/s/ NEAL V. FENWICK Neal V. Fenwick	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director
/s/ THOMAS P. O'NEILL, JR. Thomas P. O'Neill, Jr.	Senior Vice President, Finance and Accounting (Principal Accounting Officer)
/s/ ROBERT J. KELLER Robert J. Keller	Chairman of the Board
/s/ PAMELA R. SCHNEIDER Pamela R. Schneider	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 16th day of April, 2013.

ACCO INTERNATIONAL HOLDINGS, INC.
By:	/s/ ROBERT J. KELLER Robert J. Keller President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal V. Fenwick, Laurie Keck and Pamela R. Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 16th day of April, 2013.

Signature	Title

/s/ ROBERT J. KELLER Robert J. Keller	President and Director (Principal Executive Officer)
/s/ NEAL V. FENWICK Neal V. Fenwick	Vice President and Director (Principal Financial and Accounting Officer)
/s/ PAMELA R. SCHNEIDER Pamela R. Schneider	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 16th day of April, 2013.

ACCO EUROPE FINANCE HOLDINGS, LLC
By:	/s/ PAMELA R. SCHNEIDER Pamela R. Schneider Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal V. Fenwick, Laurie Keck and Pamela R. Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 16th day of April, 2013.

Signature	Title

/s/ ROBERT J. KELLER Robert J. Keller	President and Director (Principal Executive Officer)
/s/ NEAL V. FENWICK Neal V. Fenwick	Vice President and Director (Principal Financial and Accounting Officer)
/s/ PAMELA R. SCHNEIDER Pamela R. Schneider	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 16th day of April, 2013.

GENERAL BINDING LLC
By:	/s/ PAMELA R. SCHNEIDER Pamela R. Schneider Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal V. Fenwick, Thomas P. O'Neill, Jr. and Pamela R. Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 16th day of April, 2013.

Signature	Title

/s/ ROBERT J. KELLER Robert J. Keller	Chairman of the Board
/s/ BORIS ELISMAN Boris Elisman	President and Director (Principal Executive Officer)
/s/ NEAL V. FENWICK Neal V. Fenwick	Vice President and Director (Principal Financial Officer)
/s/ THOMAS P. O'NEILL, JR. Thomas P. O'Neill, Jr.	Vice President (Principal Accounting Officer)
/s/ PAMELA R. SCHNEIDER Pamela R. Schneider	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 16th day of April, 2013.

GBC INTERNATIONAL, INC.
By:	/s/ PAMELA R. SCHNEIDER Pamela R. Schneider Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal V. Fenwick, Laurie Keck and Pamela R. Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 16th day of April, 2013.

Signature	Title

/s/ ROBERT J. KELLER Robert J. Keller	President (Principal Executive Officer)
/s/ NEAL V. FENWICK Neal V. Fenwick	Vice President, Treasurer and Director (Principal Financial Officer)
/s/ THOMAS P. O'NEILL, JR. Thomas P. O'Neill, Jr.	Assistant Treasurer (Principal Accounting Officer)
/s/ PAMELA R. SCHNEIDER Pamela R. Schneider	Director

INDEX TO EXHIBITS

Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated November 17, 2011, by and among MeadWestvaco Corporation, Monaco SpinCo Inc., ACCO Brands Corporation and Augusta Sub, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Registrant on November 22, 2011 (File No. 001-08454))
2.2
Amendment No. 1, dated as of March 19, 2012, to the Agreement and Plan of Merger, dated as of November 17, 2011, by and among MeadWestvaco Corporation, Monaco SpinCo Inc., ACCO Brands Corporation and Augusta Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Registrant on March 22, 2012 (File No. 001-08454))
2.3
Share Sale Agreement dated May 25, 2011 entered into by and between GBC Australia Pty Ltd, ACCO Brands Corporation, Neopost Holding Pty Ltd and NEOPOST S.A. (incorporated by reference to Exhibit 2.1 to Form 10-Q filed by the Registrant on July 27, 2011 (File No. 001-08454))
3.1	Restated Certificate of Incorporation of ACCO Brands Corporation, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant on May 19, 2008 (File No. 001-08454))
3.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed August 17, 2005)
3.3	By-laws of ACCO Brands Corporation, as amended through February 20, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed February 26, 2013)
3.4	Certificate of Formation of ACCO Brands USA LLC (incorporated by reference to Exhibit 3.5 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.5
Limited Liability Company Agreement of ACCO Brands USA LLC (incorporated by reference to Exhibit 3.6 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.6	First Amendment to the Limited Liability Company Agreement of ACCO Brands USA LLC, dated April 26, 2012*
3.7	Certificate of Formation of General Binding LLC*
3.8	Limited Liability Company Agreement of General Binding LLC*
3.9
Certificate of Incorporation of ACCO International Holdings, Inc. (incorporated by reference to Exhibit 3.11 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.10	By-laws of ACCO International Holdings, Inc. (incorporated by reference to Exhibit 3.12 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.11
Articles of Incorporation of GBC International, Inc. (incorporated by reference to Exhibit 3.17 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.12	By-laws of GBC International, Inc. (incorporated by reference to Exhibit 3.18 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

Number	Description of Exhibit
3.13	Certificate of Formation of ACCO Europe Finance Holdings, LLC (incorporated by reference to Exhibit 3.7 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.14
Limited Liability Company Agreement of ACCO Europe Finance Holdings, LLC (incorporated by reference to Exhibit 3.8 to ACCO Brands Corporation's Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))
3.15	First Amendment to the Limited Liability Company Agreement of ACCO Europe Finance Holdings, LLC, dated September 30, 2009*
3.16	Second Amendment to the Limited Liability Company Agreement of ACCO Europe Finance Holdings, LLC, dated April 26, 2012*
4.1
Rights Agreement, dated as of August 16, 2005, between ACCO Brands Corporation and Wells Fargo Bank, National Association, as rights agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Registrant on August 17, 2005 (File No. 001-08454))
4.2
Indenture, dated as of April 30, 2012, among Monaco SpinCo Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))
4.3
First Supplemental Indenture, dated as of May 1, 2012, among the Company, Monaco SpinCo Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))
4.4
Second Supplemental Indenture, dated as of May 1, 2012, among the Company, Mead Products LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.5 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))
4.5
Registration Rights Agreement, dated as of May 1, 2012, among Monaco SpinCo Inc., the Company, the guarantors named therein, and representatives of the initial purchasers named therein (incorporated by reference to Exhibit 10.6 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))
5.1	Opinion of Vedder Price P.C.*
10.1
ACCO Brands Corporation 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))
10.2
ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan, together with Sub-Plan A thereto (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))
10.3
ACCO Brands Corporation Annual Executive Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))
10.4
Tax Allocation Agreement, dated as of August 16, 2005, between ACCO World Corporation and Fortune Brands, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 12, 2005 and filed August 17, 2005 (File No. 001-08454))

Number	Description of Exhibit
10.5	Tax Allocation Agreement, dated as of August 16, 2005, between General Binding Corporation and Lane Industries, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated August 12, 2005 and filed August 17, 2005 (File No. 001-08454))
10.6
Employee Matters Agreement, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation and General Binding Corporation (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-124946))
10.7
Executive Severance/Change in Control Agreement, dated as of August 26, 2000, by and between Steven Rubin and GBC (incorporated by reference to Exhibit 10.15 to General Binding Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 001-08454))
10.8
Letter Agreement, dated as of September 5, 2003, between ACCO World Corporation and Neal Fenwick (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-4 (File No. 333-124946))
10.9
Letter Agreement, dated November 8, 2000, as revised in January 2001, between ACCO World Corporation and Neal Fenwick (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-4 (File No. 333-124946))
10.10
Letter Agreement, dated September 8, 1999, between ACCO World Corporation and Neal Fenwick (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-4 (File No. 333-124946))
10.11	Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (incorporated by reference to Annex A of the Registrant's definitive proxy statement filed April 4, 2006 (File No. 001-08454))
10.12	Amendment to the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on May 19, 2008 (File No. 001-08454))
10.13	ACCO Brands Corporation Executive Severance Plan (effective December 1, 2007) (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on November 29, 2007 (File No. 001-08454))
10.14
2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (incorporated by reference to Exhibit 10.31 to Form 10-K filed by the Registrant on February 29, 2008 (File No. 001-08454))
10.15
Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on January 22, 2009 (File No. 001-08454))
10.16	Retirement Agreement for David D. Campbell effective as of May 1, 2008 (incorporated by reference to Exhibit 10.3 to Form 10-Q filed by the Registrant on May 7, 2008 (File No. 001-08454))
10.17	Retirement Agreement for Neal V. Fenwick effective as of May 1, 2008 (incorporated by reference to Exhibit 10.4 to Form 10-Q filed by the Registrant on May 7, 2008 (File No. 001-08454))
10.18
Letter Agreement dated November 4, 2008, between ACCO Brands Corporation and Robert J. Keller (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on November 5, 2008 (File No. 001-08454))

Number	Description of Exhibit
10.19	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on December 24, 2008 (File No. 001-08454))
10.20
Form of Stock-settled Stock Appreciation Rights Agreement under the ACCO Brands Corporation Amended and Restated 2005 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.46 to Form 10-K filed by the Registrant on March 2, 2009 (File No. 001-08454))
10.21
Letter agreement, dated October 11, 2007, from ACCO Brands Corporation to David A. Kaput (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on March 3, 2009 (File No. 001-08454))
10.22
Amended and Restated ACCO Brands Deferred Compensation Plan for Non-Employee Directors, effective December 14, 2009 (incorporated by reference to Exhibit 10.41 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-089454))
10.23
Letter agreement, dated November 4, 2008, from ACCO Brands Corporation to Christopher M. Franey (incorporated by reference to Exhibit 10.42 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-08454))
10.24
Letter agreement, dated March 6, 2009, from ACCO Brands Corporation to Thomas H. Shortt (incorporated by reference to Exhibit 10.43 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-08454))
10.25
Form of 2010-2012 Cash Based Award Agreement under the ACCO Brands Corporation Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by the Registrant on May 7, 2010 (File No. 001-08454))
10.26
Form of 2010-2012 Performance Stock Unit Award Agreement under the ACCO Brands Corporation Amended and Restated Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 10-Q filed by the Registrant on May 7, 2010 (File No. 001-08454))
10.27
Description of certain compensation arrangements with respect to the Registrant's named executive officers (incorporated by reference to Item 5.02 of Registrant's Form 8-K filed on March 1, 2010 (File No. 001-08454))
10.28	Description of changes to compensation arrangements for Christopher M. Franey (incorporated by reference to Item 5.02 of Registrant's Form 8-K filed on September 21, 2010 (File No. 001-08454))
10.29	Description of changes to compensation arrangements for Boris Elisman (incorporated by reference to Item 5.02 of Registrant's Form 8-K filed on December 14, 2010 (File No. 001-08454))
10.30
Amended and Restated 2005 Incentive Plan Restricted Stock Unit Award Agreement, effective as of February 24, 2011 between Robert J. Keller and ACCO Brands Corporation (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on February 15, 2011 (File No. 001-08454))
10.31
2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2011 (File No. 001-08454))
10.32
Form of Directors Restricted Stock Unit Award Agreement under the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.2 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2011 (File No. 001-08454))

Number	Description of Exhibit
10.33	Form of Nonqualified Stock Option Agreement under the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.3 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2011 (File No. 001-08454))
10.34
Form of Restricted Stock Unit Award Agreement under the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.4 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2011 (File No. 001-08454))
10.35
Form of Performance Stock Unit Award Agreement under the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.5 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2011 (File No. 001-08454))
10.36
Form of Stock-Settled Stock Appreciation Rights Award Agreement under the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.6 to ACCO Brands Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2011 (File No. 001-08454))
10.37
Separation Agreement, dated November 17, 2011, by and between MeadWestvaco and Monaco SpinCo Inc. (incorporated by reference to Exhibit 10.1 of Registrant's Form 8-K filed on November 22, 2011 (File No. 001-08454))
10.38
Employee Benefits Agreement, dated as of November 17, 2011, by and among MeadWestvaco Corporation, Monaco Spinco Inc. and ACCO Brands Corporation. (incorporated by reference to Exhibit 10.3 of Registrant's Form S-4/A filed on February 13, 2012 (File No. 333-178869))
10.39
Amendment to the February 24, 2011 Amended and Restated 2005 Restricted Stock Unit Award Agreement, made and entered into as of December 7, 2011, between Robert J. Keller and ACCO Brands Corporation (incorporated by reference to Exhibit 10.1 of Registrant's Form 8-K filed on December 12, 2011 (File No. 001-08454))
10.40
Amendment No. 1, dated as of March 19, 2012, to the Separation Agreement, dated as of November 17, 2011, by and among MeadWestvaco Corporation and Monaco SpinCo Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on March 22, 2012 (File No. 001-08454))
10.41
Credit Agreement, dated as of March 26, 2012, among ACCO Brands Corporation, certain direct and indirect subsidiaries of ACCO Brands Corporation, Barclays Bank PLC and Bank of Montreal, as administrative agents, and the other agents and lenders named therein (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on March 30, 2012 (File No. 001-08454))
10.42	Amendment of 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed on April 24, 2012 (File No. 001-08454))
10.43
Transition Services Agreement, effective as of May 1, 2012, between Monaco SpinCo Inc. and MeadWestvaco Corporation (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))
10.44
Tax Matters Agreement, effective as of May 1, 2012, among the Company, MeadWestvaco Corporation and Monaco SpinCo Inc. (incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))
10.45
Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (incorporated by reference to Exhibit 10.8 of the Registrant's Form 8-K filed on May 7, 2012 (File No. 001-08454))

Number	Description of Exhibit
10.46	Amendment of the ACCO Brands Corporation Executive Severance Plan, adopted as of October 23, 2012 (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by the Registrant on October 31, 2012 (File No. 001-08454))
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of ACCO Brands Corporation*
23.1	Consent of KPMG LLP*
23.2	Consent of Vedder Price P.C. (included in Exhibit 5.1 filed herewith)
24	Powers of attorney (included on the signature pages hereto)
25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as Trustee under the Indenture*
99.1	Form of Letter of Transmittal*
99.2	Form of Notice of Guaranteed Delivery*
99.3	Form of Letter to Brokers*
99.4	Form of Letter to Clients*
99.5	Form of Exchange Agent Agreement*

*
Filed herewith.